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                                                                  EXHIBIT 10.14

                                  OFFICE LEASE
                             BASIC LEASE INFORMATION

Date: November 5, 1999

Landlord: Malibu Canyon Office Partners, LLC, a California limited liability company.

Tenant: Ixia Communications, Inc., a California corporation.

Section l(a) - Building: Two, commonly known as 26601 W. Agoura Road, Calabasas,
        CA 91302.

        Section l(b) - Premises: Suite 200, containing twenty-four thousand nine hundred ninety-one (24,991) square feet of Rentable Area, located on the second (2nd) floor of the Building (which is the first floor of office space), plus the "Must Take Space" described in Section 40 below.

Section l(c) - Intentionally Omitted.

        Section l(j) - Tenant's Percentage Share: Fifty and four tenths percent (50.40%)(which includes the "Must Take Space").

Section 2 - Term: Five (5) years.

Section 2 - Estimated Commencement Date: January 15, 1999.

Section 3 - Base Rent: One and 45/100 dollars ($1.45) per month per square foot of Rentable Area contained in the premises (triple net).

Section 3(g) - Escalations to Base Rent: Three percent (3%) increase on each twelve (12) month anniversary of the Commencement Date during the Term and any extension and/or renewal thereof.

Section 29 - Security Deposit: An amount equal to one (1) month's Rent.

Section 31 - Landlord's and Tenant's Address for Notices:

Landlord:                             Tenant:

c/o The Johnston Group                Ixia Communications, Inc.
26635 W. Agoura Road, Suite 105       26635 W. Agoura Road, Ste 100
Calabasas, CA 91302                   Calabasas, CA 91302
Attn: Mr. Jeff Johnston, President    Attn: Mr. Errol Ginsberg, President

With a copy to:

Kenneth S. Fields, Esq.
Fields & Pearl
1875 Century Park East, 14th Floor
Los Angeles, CA 90067

Section 34 - Brokers: Richard Abbitt of Lee & Associates, for Tenant, and The Johnston Group, for Landlord.

Section 35 - Parking: Three point eight (3.8) non-exclusive surface parking spaces per each one thousand square feet of Usable Area contained in the Premises (prorated and rounded to the nearest whole number to the extent Usable Area is not evenly divisible by 1,000), plus two (2) additional Visitor parking spaces.

Section 38 - Guarantor: None.

Exhibit(s) and Addendum:

Exhibit "A" - Site Plan of Project
Exhibit "B" - Floor Plan of Premises
Exhibit "C" - Improvement of the Premises
Exhibit "D" - Rules and Regulations
Exhibit "E" - Intentionally Omitted

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This Basic Lease Information shall be a part of this Lease, provided that in the event of any conflict between any Basic Lease Information and the provisions contained in the body of this Lease, the latter shall control.


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                                        TABLE OF CONTENTS

1.      Definitions.........................................      1
2.      Term; Condition of Premises.........................      4
3.      Base Rent...........................................      5
4.      Escalation Rent.....................................      6
5.      Use.................................................      7
6.      Services............................................      8
7.      Impositions Payable by Tenant.......................      9
8.      Alterations.........................................     10
9.      Liens...............................................     11
10.     Repairs.............................................     11
11.     Destruction or Damage...............................     11
12.     Insurance...........................................     12
13.     Indemnification.....................................     13
14.     Compliance with Legal Requirements..................     13
15.     Assignment and Subletting...........................     13
16.     Rules...............................................     16
17.     Entry by Landlord...................................     16
18.     Tenant's Default....................................     16
19.     Landlord's Remedies.................................     17
20.     Landlord's Default and Tenant's Remedies............     18
21.     Attorneys' Fees.....................................     18
22.     Eminent Domain......................................     18
23.     Subordination.......................................     19
24.     Sale................................................     19
25.     Estoppel Certificate................................     19
26.     Project Planning....................................     20
27.     No Light, Air, or View Easement.....................     20
28.     Holding Over........................................     20
29.     Security Deposit....................................     20
30.     Waiver..............................................     21
31.     Notices and Consents; Confidentiality...............     21
32.     Complete Agreement..................................     21
33.     Authority...........................................     21
34.     Brokers.............................................     21
35.     Parking.............................................     22
36.     Force Majeure.......................................     22
37.     Waiver of Trial by Jury.............................     22
38.     Intentionally Omitted...............................     22
39.     Recapture...........................................     22
40.     Signage.............................................     22
41.     Must Take Space.....................................     23
42.     Expansion Space.....................................     23
43.     Miscellaneous.......................................     23

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                                  OFFICE LEASE

        THIS OFFICE LEASE (this "Lease"), dated November 5, 1999 for purposes of reference only, is made and entered into by and between Malibu Canyon Office Partners, LLC, a California limited liability company ("Landlord") and Ixia Communications, Inc., a California corporation ("Tenant").

                                   WITNESSETH:

        Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the "Premises" described in Section l(b) below for the "Term" and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree.

        1. Definitions. Unless the context otherwise specifies or requires. The following terms shall have the meanings herein specified:

             (a) The term "Building" shall mean the building specified in the Basic Lease Information located in an unincorporated area within the County of Los Angeles, and having a postal address within Calabasas, California. References in this Lease to the Building shall be deemed to mean the Building or any portion thereof, if the context so requires. The term "Project" shall mean that certain commercial project generally depicted on Exhibit "A" attached hereto, including, without limitation, the Building and other buildings, "Common Areas" (as hereinafter defined), the land upon which the Building, such other buildings and the Common Areas are located, and, at Landlord's discretion, such additional real property, areas, land, buildings or other improvements as may from time to time be hereafter added to the Project. References in this Lease to the Project shall be deemed to mean the Project or any portion thereof, as the same exists from time to time, if the context so requires. The depiction of the Project on Exhibit "A" does not constitute a representation, covenant or warranty of any kind by Landlord, and Landlord and/or any owner of all or any part of the Project reserve the right from time to time to change the size, layout and dimensions of the Project or any of the buildings therein, the parking areas, and/or identity and type of use of other tenants; provided, however, that (i) no such change(s) shall substantially reduce Tenant's ability to use the Premises on a permanent basis, (ii) Landlord shall use commercially reasonable efforts to ensure that the number of parking stalls in Corporate Center (as depicted on Exhibit "A") is not substantially reduced on a permanent basis, and provided further that if any such change(s) to the size, layout and dimensions of the Project substantially reduces Tenant's use of the Premises for more than five (5) consecutive business days, Tenant shall be entitled to an abatement of Base Rent and Escalation Rent to the extent the Premises is actually not used by Tenant. Tenant hereby waives any claim for damages for any inconvenience to or interference with Tenant's business or any loss of occupancy or quiet enjoyment of the Premises by reason of the foregoing. Landlord and/or any owner of all or any portion of the Project shall have the right to convey its ownership of all or any part of the Project to one or more third parties, and thereafter the third party shall have the right to remove such conveyed portion from the definition of "Project" set forth in this Lease.

             Landlord hereby grants Tenant, its employees, invitees and licensees the right to use the Common Areas of the Building and the Project (including, without limitation, parking areas, sidewalks, lobby and corridors), subject to the terms and conditions of this Lease and any rules and regulations promulgated by Landlord from time to time in accordance with this Lease.

             (b) The term "Premises" shall mean the suite(s) within the Building, containing the square footage, and located on the floor(s), specified in the Basic Lease Information, which is shown as cross-hatched on the floor plan(s) attached hereto as Exhibit "B". References in this Lease to the Premises shall be deemed to mean the Premises or any portion thereof, if the context so requires. Notwithstanding the foregoing, if the Basic Lease Information references that the Premises will be comprised of more than one (1) suite number and such suites will be combined pursuant to Exhibit "C" hereof, then Landlord shall have the right to include the entire Premises under one (1) suite number, which number shall be determined by Landlord upon consultation with Tenant.

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             (c) Intentionally Omitted.

             (d) The term "Operating Expenses" shall mean all costs of ownership, management, operation, maintenance, repair and replacement of the Project, including, without limitation: wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance and security of the Project; property management, legal, accounting and consulting fees in the maintenance, management, operation and/or repair of the Project; janitorial, alarm, security and other services; roof repair and re-roofing; Project management office rent or rental value; rent or rental value for Project space occupied by Common Area facilities, such as cafeterias, fitness centers and other amenities; cost of power, water, waste disposal, telephone, elevator, sprinkler and other utilities usage and facilities maintenance and service; materials and supplies; costs of maintenance and repairs including with respect to systems and equipment; costs of permits, licenses, certificates and inspections; insurance premiums for all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord and the deductible portion of any insured loss thereunder; depreciation on personal property; the cost of landscaping, relamping and all supplies, tools, equipment and materials used in the operation, repair, restoration and maintenance of the Project; and the cost of capital repairs, replacements or other improvements or other costs incurred in connection with the Project, including, without limitation, those (i) which are intended to effect economies in the operation or maintenance of the Project, (ii) that are required to comply with present or anticipated conservation programs, (iii) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order and condition, (iii) that are required under any applicable "Laws" (as hereinafter defined) enacted following the construction of the applicable portion of the Project; provided, however, that any capital expenditure shall be amortized over its useful life as Landlord shall reasonably determine, and the unamortized cost thereof shall bear interest at the rate of ten percent (10%) per annum or such higher rate as was paid by Landlord on funds borrowed for the purposes of purchasing, installing and/or constructing such capital improvements. Operating Expenses shall not include: (i) Tax Expenses;
(ii) depreciation (except as provided above); (iii) cost of tenants' improvements; (iv) real estate brokers' commissions; (v) legal fees in connection with the leasing of the Project; (vi) costs reimbursed by policies of insurance, the premiums of which are included in Operating Expenses (vii) interest on or amortization of any Mortgage, as defined in Section 23 below;
(viii) financing costs (except for interest or amortization of any items included within Operating Expenses on an amortized basis); (ix) franchise taxes and net income taxes of Landlord; (x) the cost of any item or items for which Landlord is reimbursed by other tenants of the Project (other than by payment of such tenant's share of Operating Expenses or Tax Expenses); (xi) rent under any ground lease and/or underlying leases; (xii) direct compensation of any kind paid to officers and executives of Landlord above the level of project manager;
(xiii) any costs stated in Operating Expenses representing an amount paid to a corporation or entity which is controlled by or under common control with Landlord to the extent in excess of the amount which would be paid in the absence of such relationship (provided that the parties hereby acknowledge that a construction supervision and management fee of ten percent (10%) and five percent (5%), respectively, do not constitute such an excess amount); (xiv) advertising and promotional expenses incurred in the leasing of the Building or any portion of the Project; (xv) any bad debt loss, rent loss or reserves for bad debts or rent loss; (xvi) any and all costs associated with the operation of the business of Landlord, including operation of Landlord as a limited liability company or other legal entity, as the same are distinguished from costs of operation, maintenance, repair, restoration and/or management of the Building and/or Project; (xvii) all charges for complying with laws, codes, regulations or ordinances relating to Hazardous Materials caused to be located upon the Project by Lessor and/or its employees; (xviii) costs of special services (which shall not cover normal variations in repairs or the need for repairs) for tenants who, in the aggregate, do not occupy at least fifty percent (50%) of the Project, but only to the extent that such services are not offered to Tenant;
(xix) tenant concessions and any other costs associated with the leasing or sale of the Project or any portion thereof; (xx) costs incurred in removing and storing the property of former tenants or occupants of the Project; (xxi) legal or accounting fees, costs and disbursements for negotiating leases or enforcing the lease obligations of other tenants in the



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Building; (xxii) Landlord's expenses relating to any parking facilities on or about the Project, except to and only to the extent that such expenses exceed the revenues generated by such facilities; (xxiii) costs incurred after the Commencement date for architectural additions to the Building that result in a larger building; (xxiv) capital expenditures for initial building construction; and (xxv) salaries of officers, executives or other employees of Landlord, any affiliate of Landlord, or partners or affiliates of such partners or affiliates, other than any personnel engaged in the management, operation, maintenance, and repair of the Project (but not leasing or marketing)(and then only to the extent of such engagement). Actual Operating Expenses for each calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had the total Rentable Area of the Project been occupied. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense furnished such work or service.

             (e) The term "Tax Expenses" shall mean all federal, state, county, municipal or local governmental taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, including, without limitation, real estate taxes, general and special taxes and/or assessments (including, without limitation, any assessment, tax, fee, levy or charge by any school, agricultural, lighting, drainage, transportation, community facilities, improvement or other district), transit taxes, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, which shall be paid during any calendar year (without regard to any different fiscal year used by such governmental authority) because of or in connection with the ownership, leasing and/or operation of the Project. Tax Expenses shall include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of Tax Expenses, and all consultants' and attorneys' fees and expenses incurred for the purpose of maintaining an equitable assessed valuation of the Building and/or attempting to protest, reduce or minimize Tax Expenses.

             (f) The term "Building Operating Expenses" shall mean the portion of Operating Expenses allocated to the Building pursuant hereto. The term "Building Tax Expenses" shall mean the portion of Tax Expenses allocated to the Building pursuant hereto. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project should be shared between the tenants of the Building and the tenants of the other buildings of the Project. Accordingly, Operating Expenses and Tax Expenses are determined annually for the Project as a whole, and a portion of the Operating Expenses and Tax Expenses, respectively, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings of the Project) and such portion shall be the Building Operating Expenses and Building Tax Expenses, respectively, for purposes of this Lease. Such portion of Operating Expenses and Tax Expenses allocated to the tenants of the Building shall include all Operating Expenses and Tax Expenses, respectively, attributable solely to the Building, and an equitable portion of the Operating Expenses and Tax Expenses, respectively, attributable to the Project as a whole. In addition, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses and/or Tax Expenses for the Project among different portions or occupants of the Project, in Landlord's discretion.

             (g) The term "Rentable Area" shall mean the area or areas of space within any building in the Project determined as follows: (i) the amount of Rentable Area on a single tenancy floor is determined by measuring from the inside surface of the outer glass and extensions of the plane thereof in nonglass areas and shall include all areas within the outside walls, excluding vertical penetrations such as building stairs, elevators shafts, flues, vents, stacks, pipe shafts and vertical ducts, provided, however, that vertical penetrations which are for the specific use of the tenant, such as special stairs or elevators, shall be included within Rentable Area; (ii) the amount


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of Rentable Area for a partial floor shall include all space within the demising walls (measured from the mid-point of demising walls, and in the case of exterior walls, measured as defined in clause (i) above), plus the tenant's share of any Common Areas on such floor (such share being equal to the percentage which the amount of Rentable Area within the Premises bears to the total amount of Rentable Area on the floor); and (iii) the amount of Rentable Area for either a single tenancy floor or a partial floor shall include Tenant's Percentage of Common Areas devoted to or serving more than one floor of the applicable building or such building as a whole. No deductions shall be made in calculating the amount of Rentable Area for columns or projections necessary to the Building. Notwithstanding the foregoing or anything elsewhere contained in this Lease, the parties hereby agree that for all purposes of this Lease, the Premises shall be deemed to contain the amount of Rentable Area, and that Tenant's Base Rent, Percentage Share, Security Deposit, and all other matters determined by the amount of Rentable Area contained in the Premises shall be the amount set forth in the Basic Lease Information, notwithstanding any deviation therefrom. Landlord shall have the right at any time and from time to time to have its architect or space planner remeasure and certify in writing the Rentable Area of the Premises, which determination and certification shall be conclusive, and thereupon Tenant's Percentage Share, Base Rent, Security
Deposit, and any other matters in this Lease which are determined based upon the Rentable Area contained in the Premises shall be adjusted accordingly, if required.

             (h) The term "Usable Area" shall mean all floor area in a tenant space, measured from the inside surface of the outer glass and extensions of the plane thereof in non-glass areas and shall include all areas within the outside walls, excluding vertical penetrations such as building stairs, elevators shafts, flues, vents stacks, pipe shafts and vertical ducts, provided, however, that vertical penetrations which are for the specific use of the tenant, such as special stairs or elevators, shall be included within Usable Area. In calculating Usable Area, deductions shall not be made for columns or projections necessary to the Building.

             (i) The term "Common Areas" shall mean those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, which may include, without limitation, public entrances, lobbies and rest rooms, fitness centers, restaurants or cafeterias, elevators, stairways and access ways, loading docks, ramps, drives and platforms and any passageways and service ways thereto, common pipes, conduits, wires and appurtenant equipment serving the Project or any portion thereof, loading and unloading areas, trash areas, parking areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

             (j) "The term "Tenant's Percentage Share" shall mean the product obtained by multiplying (i) 100 by (ii) the quotient obtained by dividing the Rentable Area of the Premises by the total Rentable Area of the Building. Tenant's Percentage Share shall initially be as specified in the Basic Lease Information and shall be subject to adjustment in the event of a change in the Rentable Area of the Premises and/or the Building (with Tenant's Percentage Share as to the calendar year in which any such change occurs being determined on a pro rata basis based on the number of days during such calendar year at each such percentage share). Notwithstanding the foregoing or anything contained in this Lease to the contrary, Tenant's Percentage Share of Operating Expenses attributable to a restaurant, fitness center and/or similar facility(ies) located at the Project shall be (i) separately determined with respect to each such facility and (ii) obtained by multiplying (i) 100 by (ii) the quotient obtained by dividing the Rentable Area of the Premises by the total Rentable Area occupied by tenants of the Project who also pay their respective share of such Operating Expenses (ie space occupied by tenants who do not participate in such costs shall be excluded). Landlord shall use reasonable efforts to negotiate all future leases (as opposed to expansions, renewals, or leases entered into with existing tenants (or their affiliates)) for space at the Project, as the same exists as of the Commencement Date, such that the tenants thereunder will be obligated to pay their respective share of such Operating Expenses.

             (k) The term "Laws" shall mean, collectively, any applicable federal, state, local and/or municipal laws, statutes, ordinances, codes, rules, regulations and/or other governmental requirements.



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        2. Term; Condition of Premises. (a) The "Term" of this Lease shall commence on the "Commencement Date" (as defined in Exhibit "C" attached hereto) and, unless sooner terminated as hereinafter provided, shall be for the period specified in the Basic Lease Information. If without fault of Tenant the Commencement Date of this Lease has not occurred by the date which is ninety
(90) days following the Estimated Commencement Date set forth above (subject to Force Majeure), this Lease shall terminate without further action by the parties, and neither party shall have any further liability or obligation hereunder. Except to the extent specifically otherwise provided in this Lease, Landlord shall deliver the Premises to Tenant on the Commencement Date in an "as is" condition with no alterations or improvements being made by Landlord. Following the Commencement Date, Landlord may deliver to Tenant a notice confirming the actual Commencement Date and the date of the expiration of the Term specified in the Basic Lease Information, which notice shall be executed by Tenant and returned to Landlord within five (5) days following Tenant's receipt thereof.

        Tenant is aware that a portion of the Premises located on the second
(2nd) floor of the Building is currently leased to another tenant of Landlord (the "Existing Tenant"). Tenant acknowledges and agrees that Landlord's obligation to deliver possession of the Premises to Tenant, and to otherwise complete the transaction contemplated under this Lease, shall be subject to Landlord's ability to cause the Existing Tenant of the Premises to surrender the same to Landlord, on such terms and conditions as are acceptable to Landlord in its sole and absolute discretion. Landlord shall have no liability to Tenant if Landlord is not able to effectuate the Existing Tenant's surrender of such space on terms acceptable to it. However, notwithstanding the ninety (90) day period referenced in the preceding paragraph, if the Existing Tenant does not surrender such space to Landlord on or before December 7, 1999, then Tenant may cancel this Lease by delivering written of cancellation to Landlord by 5:00 p.m. on December 10, 1999, in which case neither party shall have any obligation to the other under this Lease. Tenant's failure to deliver written notice of cancellation notice by such time shall be deemed an election not to cancel this Lease.

        (b) Provided Tenant is not in default under this Lease (which shall include any matter which would constitute a default either with the passage of time or the giving of notice) at any time prior to the time the "Extension Notice" (as hereinafter defined) is received by Landlord or thereafter until the commencement of the "Option Term" (as hereinafter defined) (subject to applicable cure periods, if any), Tenant shall have the option to extend the Term of this Lease for one (1) additional term (an "Option Term") of five (5) years following the expiration of the initial Term, exercisable by delivering written notice (the "Extension Notice") to Landlord of Tenant's desire to so extend the Term by the Option Term, no later than nine (9) months, and no earlier than twelve (12) months (except as permitted under Section 40 below), prior to the expiration of the initial Term. Tenant's occupancy of the Premises during the Option Term shall be subject to all of the terms and conditions of this Lease, except that (i) the Base Rent payable by Tenant as of the commencement of the Option Term shall be ninety-five percent (95%) of Landlord's then current published rental rate for similar space in the Project, as determined by Landlord, but in no event shall such Base Rent be less than the amount payable by Tenant on the last day of the initial Term and (ii) Landlord shall have no obligation to improve the Premises for the benefit of Tenant. Wherever in this Lease the phrase the "initial Term" appears, the provision to which such phrase pertains shall apply only to the initial Term and not to the Option Term. The Base Rent payable by Tenant during the Option Term shall be subject to increase at the times and in the manner described in Section 3(g) below.

        3. Base Rent.

             (a) Tenant shall pay to Landlord from and after the Commencement Date (other than with respect to the Must Take Space as provided in Section 41 below) during the Term of this Lease as "Base Rent" for the Premises, the monthly amount specified in the Basic Lease Information.

             (b) Base Rent shall be paid to Landlord, in advance, on or before the first day of each calendar month during the Term, except that Base Rent for the initial full month during the Term for which Base Rent is due shall be


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paid upon the execution of this Lease (provided that such payment shall be subject to adjustment payment or reimbursement, as applicable, in the event the actual Rentable Area of the Premises is determined to be other than as set forth in the Basic Lease Information). In the event the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly Base Rent for the first and last fractional months of the Term shall be appropriately prorated.

             (c) All sums of money due to Landlord under this Lease not specifically characterized as rental shall constitute additional rent, and if any such sum is not paid when due it shall nonetheless be collectible as additional rent with the next installment of Base Rent thereafter falling due, but nothing contained herein shall be deemed to suspend or delay the payment of any sum of money at the time it becomes due and payable hereunder, or to limit any other remedy of Landlord

             (d) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord within five (5) days of the date due, Tenant shall pay to Landlord a late charge equal to the greater of (i) 6% of such overdue amount or (ii) $100.00. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. If a late charge becomes payable for three (3) payments of any element of rent within any twelve (12) month period, all subsequent payments of rent shall immediately and automatically become payable by Tenant quarterly, in advance, instead of monthly. Tenant acknowledges that its payment of Base Rent and additional rent is a condition to Landlord's obligation to perform any of its covenants under this Lease.

             (e) Any amount due to Landlord pursuant to this Lease, if not paid when due, shall bear interest from the date due until paid at a rate (the "Interest Rate") equal to the lesser of (i) 2% over the "prime" or "reference" rate then most recently published by Bank of America N.T. & S.A. (or a substitute prime rate of a comparable lending institution reasonably selected by Landlord if Bank of America N.T. & S.A. no longer publishes a "prime" or "reference" rate), or (ii) the maximum rate permitted by applicable Laws. Payment of interest shall not excuse or cure any default hereunder by Tenant.

             (f) All payments of Base Rent, Escalation Rent and other monetary obligations due from Tenant to Landlord pursuant to this Lease shall be paid to Landlord, without deduction, abatement, counterclaim or offset, in lawful money of the United States of America at Landlord's address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

             (g) On each twelve (12) month anniversary of the Commencement Date during the Term, including, without limitation, any extension(s) and/or renewal(s) thereof (each such day hereinafter referred to as an "Adjustment Date"), the Base Rent payable by Tenant on the date immediately preceding the applicable Adjustment Date shall be increased by three percent (3%) and such increased amount shall constitute the Base Rent until the next Adjustment Date. Landlord's failure to request payment of an estimated or actual rent adjustment shall not constitute a waiver of the right to any adjustment provided for in this Lease.

        4. Escalation Rent.

             (a) Tenant shall pay to Landlord as "Escalation Rent" for the Premises, during each full or partial calendar year during the Term, (i) Tenant's Percentage Share of all Building Operating Expenses for such year, plus
(ii) Tenant's Percentage Share of all Building Tax Expenses for such year. Escalation Rent shall be paid monthly on an estimated basis, with subsequent annual reconciliation, in accordance with the procedures set forth in this Section 4. Tenant acknowledges that this Lease is what is commonly referred to as a "triple net" lease, and that Tenant will be responsible for its Percentage Share of all Building Operating Expenses and Building Tax Expenses, without reference to any Base Year concept.

             (b) During December each calendar year, or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of any Escalation Rent due for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord 1/12th of such estimated Escalation Rent, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until such revised estimate is delivered, from and after which time (commencing with the first day of the next calendar month after such notice is given; or if such first day is less than fifteen (15) days after the date of Landlord's notice, then on the first day of the second calendar month after such notice is given) Tenant shall pay such amount as is necessary to bring Tenant current with respect to such revised estimate for such calendar year, as if such revised estimate had been delivered in December, and thereafter monthly payments shall be based on such revised estimate, unless and until further revised in accordance herewith. If at any time or times it appears to Landlord that the Escalation Rent for the current calendar year will vary from its estimate, Landlord may, by notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

             (c) Within 90 days after the close of each calendar year or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of the actual Escalation Rent for such calendar year, accompanied by a statement showing the Building Operating Expenses and Building Tax Expenses on the basis of which the actual Escalation Rent was determined. Except as expressly provided to the contrary in Section 4(c)(i) below, such statement shall be final and binding upon Landlord and Tenant as to the amount of the Building Operating Expenses and Building Tax Expenses. If Landlord's statement discloses that Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess first against any sums then owed by Tenant to Landlord and then against the next payments of rental due hereunder. If Landlord's statement discloses that Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The failure of Landlord to timely furnish the statement for any calendar year shall not prejudice Landlord from enforcing its rights hereunder.

             (i) Provided that Tenant is not in default in its obligations under this Lease (including any matter which would constitute a default with either the passage of time or the giving of notice)(subject to applicable cure periods, if any), Tenant may, within sixty (60) days following the delivery by Landlord to Tenant of the statement of Escalation Rent described above, request in writing an audit of the Building Operating Expenses and Building Tax Expenses which form the basis upon which Landlord determines the actual Escalation Rent. Tenant shall specify in such written notice the portions of the Landlord's statement disputed by Tenant, and, as a condition to Tenant's audit rights hereunder, such notice must be accompanied by Tenant's payment in full to Landlord of all amounts due from Tenant to Landlord as specified in the Landlord's statement. Tenant shall have no right to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including, without limitation, Tenant's obligation to make all rental payments owing under this Lease, including, without limitation, all Escalation Rent) pending the completion of and regardless of the results of any audit of records under this Section. The right of Tenant under this Section 4(c)(i) may only be exercised once for each Landlord's statement of Escalation Rent, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section as to a particular Landlord's statement of Escalation Rent shall be deemed waived. Tenant shall cause any audit requested by it under this Section 4(c)(i) to be performed by an independent firm of certified public accountants. Tenant must complete its audit within ninety (90) days of the date of Tenant's audit request.

                    (ii) Tenant acknowledges that Landlord maintains its records for Building Operating Expenses and Building Tax Expenses at its offices (as the same may be located from time to time) and Tenant therefore agrees that any review of records under Section 4(c)(i) above shall occur at such location and, except as provided in Section 4(c)(vii) below, be at the sole expense of Tenant. If Tenant discovers a discrepancy, then, at Landlord's option, a further review shall be conducted in accordance with the provisions of Section 4(c)(iv) below.

                    (iii) Tenant acknowledges and agrees that any records reviewed under Section 4(c)(i) constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principals of Tenant who receive the results of the review; except in the event of any litigation concerning the same, in which case, Tenant will use its best efforts to keep such information confidential. Except as set forth in this Section 4(c)(iii), Tenant's disclosure of such information to any other person shall constitute a material breach of this Lease.

                    (iv) Any errors disclosed by the review of records under
Section 4(c)(i) shall be promptly corrected, provided that Landlord shall have the right to cause another review of the records to be made by an independent firm of certified public accountants selected by Landlord. In the event of a disagreement between Landlord's accounting firm and Tenant's accounting firm, a third review by an independent firm of certified public accountants of national standing jointly chosen by Landlord and Tenant shall be made and the determination of such accounting firm shall be deemed to be correct. The costs of the third accounting firm shall be shared equally between Landlord and Tenant, and Tenant's failure to pay its share of such costs shall be a default under this Lease.

                    (v) In the event that the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord), reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited by Landlord against subsequent installment obligations to pay its share of estimated Building Operating Expenses and Building Tax Expenses; provided, however, that if the amount of credit exceeds the rent due for the balance of the term of this Lease, Landlord shall pay any excess to Tenant within thirty (30) days after the expiration of the term of this Lease; provided, further, that Landlord shall have the right to retain any such excess and apply the same against any sums which Landlord would otherwise be entitled to receive under this Lease as a result of any default by Tenant. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Building Operating Expenses and Building Tax Expenses.

                    (vi) If the results of the audit procedures described in this Section 4 disclose that Landlord has overstated the aggregate amount of Building Operating Expenses and Building Tax Expenses by more than eight percent (8%) and the parties do not reach agreement on some amount prior to retaining the third accounting firm described in Section 4(c)(iv) above, Landlord shall pay Tenant's reasonable and hourly audit costs (as shown on invoices or other reasonable evidence submitted to Landlord) not to exceed five hundred dollars ($500). Similarly, if the results of the audit procedures described in this
Section 4 above disclose that Landlord has understated the aggregate amount of Building Operating Expenses and Building Tax Expenses by more than eight percent (8%) and the parties do not reach agreement on some amount prior to retaining the third accounting firm described in Section 4(c)(iv) above, Tenant shall pay Landlord's reasonable and hourly audit costs (as shown on invoices or other reasonable evidence submitted to Landlord) not to exceed five hundred dollars ($500.00).

                    (vii) In the event that Tenant becomes in default of its obligations under this Lease at any time during the pendency of a review of records under this Section (subject to applicable cure periods, if any), said right to review shall immediately cease and the matters originally set forth in the Landlord's Statement shall be deemed to be correct.

             (d) The amount of Escalation Rent for any partial calendar year in the Term shall be appropriately prorated. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4(c) above to be performed after such termination.

        5. Use.

             (a) The Premises shall be used for general office purposes and, solely in connection with Tenant's computer business, laboratory assembly and testing, and for no other use or purpose. Tenant shall not do or permit to be done in or about the Premises, nor bring to keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any Laws now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Project, the Building or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance or waste in, on or about the Premises.

             (b) Except general office supplies typically used in an office area in the ordinary course of business, such as copier toner, liquid paper, glue, ink, and cleaning solvents, for use in the manner for which they were designed, in such amounts as may be normal for the office business operations conducted by Tenant in the Premises, neither Tenant nor its agents, employees, contractors, licensees, subtenants, assignees, concessionaires or invitees shall use, handle, store or dispose of any "Hazardous Materials" (as hereinafter defined) in, on, under or about the Premises, the Building or the Project. In the event of a breach of the foregoing covenant, in addition to and without limitation upon any other rights or remedies of Landlord under this Lease, Tenant or, at Landlord's election, Landlord, in each case at Tenant's sole cost, shall promptly take all actions as are necessary to return the Premises, Building and/or Project to the condition existing prior to the introduction of any such Hazardous Materials, provided Landlord's approval of such actions shall first be obtained and Tenant shall fully cooperate in connection with any such clean-up, restoration or other work. Furthermore, Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning the presence of any Hazardous Materials. Tenant acknowledges that Landlord, at Landlord's election, shall have the sole right, at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued by any governmental authority with regard to any Hazardous Materials contamination which Tenant is obligated hereunder to remediate. As used herein, "Hazardous Materials" shall mean asbestos, and petroleum fuel, and any hazardous or toxic substance, material or waste (or subparts thereof) which is or become regulated by any local governmental authority, the State of California or the United States Government, including, but not limited to, any material or substance defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material" or "toxic pollutant" under the California Health and Safety Code and/or under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. Landlord represents and warrants to Tenant that Landlord has no actual knowledge (without any obligation of inquiry or investigation) that Hazardous Materials exist on or under land on which the Project is located.

        6. Services.

             (a) Landlord shall maintain the Common Areas of the Project, the exterior facing windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the Building structure itself in reasonably good order and condition except for damage occasioned by the act of Tenant and/or any of Tenant's employees, agents, representatives, contractors and/or invitees, which damage shall be repaired by Landlord at Tenant's expense.

             (b) Landlord shall cause to be furnished (1) elevator service, (2) lighting replacement (for building standard lights located in any Common Areas),
(3) Common Area rest room supplies, and (4) security measures and/or services and janitor service during the times and in the manner that such services are customarily furnished in comparable office buildings in the area; provided that janitor service shall be provided five (5) days a week. The Premises shall be separately metered for electricity use (including, without limitation, electricity to provide HVAC service to the Premises) and other utilities at Tenant's cost, and Tenant shall pay the fees charged for such utility costs, as additional rent, either (1) prior to delinquency directly to the utility provider, or (2) if Landlord is billed for such usage by the utility provider, Tenant shall make such payments to Landlord within ten (10) days following Landlord's billing of Tenant therefor. Tenant shall also be responsible for the costs of any and all services, including, without limitation, maintenance, repair, or replacement, provided to the Premises. Landlord may establish reasonable measures to conserve energy, including, but not limited to, automatic switching of lights after hours and more efficient forms of lighting, so long as such measures do not unreasonably interfere with Tenant's use of the Premises. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy or utility serving the Premises, Building or Project. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services. Notwithstanding the foregoing, if failure to provide any service or utility required of Landlord under this Lease is due to the gross negligence or wilful misconduct of Landlord and such failure shall continue for five (5) consecutive business days or more, and provided such failure to provide the required service precludes Tenant from occupying all or any portion of the Premises, then Base Rent shall be abated hereunder at the rate of one day's Base Rent for each day of such interruption; provided, that in the event Tenant occupies some, but not all of the Premises during such interruption in services, the abatement afforded Tenant shall be a proportion of daily Base Rent equal to a fraction, the denominator of which is the Rentable Area of the Premises and the numerator of which is the Rentable Area of the portion of the Premises that is not occupied by Tenant during such interruption.

             (c) If heat-generating equipment or lighting other than building standard lights are installed or used in the Premises and such equipment or lighting affects the temperature otherwise maintained by the air conditioning system, or if equipment is installed in the Premises which requires separate temperature-controlled room, at Landlord's election after notice to Tenant, Landlord shall install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the capital and maintenance costs of such facilities and modifications shall be borne by Tenant.

             (d) Tenant shall reimburse Landlord, upon billing thereof, for the cost of (i) all electricity, power and cooling energy for heat or air conditioning provided to the Premises, at the then prevailing rate therefor established by Landlord. Tenant shall also pay the cost of any transformers, additional risers, panel boards and other facilities if and to the extent required to furnish power for supplementary air conditioning facilities in or serving the Premises or power for lighting and office equipment.

             (e) In the event that Landlord, at Tenant's request, provides services to Tenant that are not otherwise provided for in this Lease, Tenant shall pay Landlord's reasonable charges for such services upon billing thereof.

             (f) Subject to Force Majeure, Landlord's rules and regulations, other matters relating to Building and Project security, and related issues as reasonably adopted by Landlord from time to time, Tenant shall have access to the Premises (and the Project as necessary to access the Premises) twenty-four
(24) hours a day, three hundred sixty-five (365) days a year. Landlord shall provide Tenant with use of the key card access system, if any, existing at the Building as of the Commencement Date, and Landlord shall maintain such key card system, if any, in good operating condition and repair; provided, however, that Landlord may in its sole and absolute discretion remove any such key card access system from the Building.


             (g) Tenant acknowledges that this Lease is what is commonly known as a "triple net" lease, and that Tenant shall be responsible for the payment of any and all costs and expenses of any and all services provided to the Premises by Landlord or others, regardless of whether or not this Lease states that such costs shall be paid by Tenant.

        7. Impositions Payable by Tenant. In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall pay or reimburse Landlord for any and all of the following items (hereinafter collectively referred to as "Impositions"), whether or not now customary or in the contemplation of the parties hereto: taxes (other than local, state and federal personal or corporate income taxes measured by the net income of Landlord from all sources), assessments (including, without limitation, all assessments for public improvements, services or benefits, irrespective of when commenced or completed), excises, levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind, which are levied, assessed, confirmed or imposed by any public authority, but only to the extent the Impositions are (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Tenant or Landlord
(b) upon or measured by the monthly rental or other charges payable hereunder, including, without limitation, any gross receipts tax levied with respect to the receipt of such rental (c) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for the Impositions but it is lawful to increase the monthly rental to take into account Landlord's payment of the Impositions, the monthly rental payable to Landlord shall be revised to net Landlord the same net return without reimbursement of the Impositions as would have been received by Landlord with reimbursement of the Impositions.

        8. Alterations.

             (a) Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises (collectively, "Alterations"), without Landlord's prior consent, which consent shall not be unreasonably withheld (except that such consent may be granted or withheld in Landlord's sole and absolute discretion as to any proposed Alterations which would affect the Building exterior, structural components or utility or life-safety systems). For purposes hereof, "Alterations" shall include, without limitation, air lines, power panels, electrical distribution, security, fire protection systems, communications (including, without limitation, telephone lines), lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing, in, on or about the Premises. Notwithstanding the foregoing, Tenant may make cosmetic alterations to the Premises, the cost of which do not exceed ten thousand dollars ($10,000.00), without Landlord's consent as long as (i) Tenant provides Landlord with at least thirty (30) days' notice thereof and (ii) such changes are not visible from outside the Building and do not affect in any way the Building exterior, structural components or utility or life-safety systems of the Building. All Alterations shall be made by Landlord for Tenant's account in accordance with the procedures set forth in this Section. All Alterations shall immediately become Landlord's property and, at the end of the Term hereof, shall remain on the Premises without compensation to Tenant unless Landlord elects by notice to Tenant to require the removal of any such Alterations, in which event Tenant shall be responsible for the cost of Landlord's removal of such Alterations and restoration of the Premises to its condition prior to the installation of such Alterations. Notwithstanding the foregoing, Tenant may include the following notice (in bold, all capitalized twelve point type) in its request for consent to an Alteration: "LANDLORD'S RESPONSE TO THIS REQUEST FOR CONSENT MUST INCLUDE LANDLORD'S ELECTION TO REQUIRE TENANT TO REMOVE THE SUBJECT ALTERATION AT THE EXPIRATION OF THE LEASE TERM OR LANDLORD WILL BE DEEMED TO HAVE WAIVED ITS RIGHT TO REQUIRE TENANT TO REMOVE SAID ALTERATION". Tenant shall not be required to remove the Alteration at the expiration of the Term if the foregoing language was included in Tenant's request for consent and Landlord failed to make such election in its response thereto; provided, however, that Landlord's waiver, if any, shall automatically (and retroactively) be void if this Lease terminates as a result of Tenant's default.

             (b) Plans and specifications for the Alterations shall be prepared at Tenant's expense by either its architect or Landlord's architect if Tenant so elects, and by engineers approved by Landlord where mechanical or electrical engineering services are required by the nature of the Alterations. Tenant shall cause any architect retained by it to follow the standard construction administration procedures and to utilize the standard specifications and details promulgated by Landlord for the Building. The plans and specifications shall be subject to approval by Landlord and Tenant, which approval shall not be unreasonably withheld by either party, and following such approval Landlord shall obtain quotations of the cost of the Alterations as reflected by the approved plans and specifications from one or more general contractors approved by Landlord for construction in the Building. Landlord shall submit the quotations to Tenant, shall accept the quotations approved by Tenant, and shall proceed to enter into a contract for the construction or installation of the Alterations with the contractor whose quotation was approved by Tenant. Landlord itself does not warrant the cost of the Alterations or the timeliness of performance or the quality of the contractor's work, but Landlord shall use reasonable efforts to secure performance of the construction contract for Tenant's benefit.

             (c) In the event Landlord or the contractor is instructed by Tenant to proceed with any changes to the alterations without a prior determination of any increased costs resulting from such changes and without approval of such increases by Tenant, or in the event Tenant is responsible for increased costs attributable to a delay or acceleration in the time for construction, the amount of any increased costs shall be as reasonably determined by Landlord upon completion of the Alterations, subject only to Landlord's reasonable efforts in causing the contractor to furnish Tenant appropriate back-up information concerning increased costs, if any.

             (d) The cost of the Alterations to be paid by Tenant shall include a reasonable charge for the administration by Landlord or its agent of the construction or installation of the Alterations, which Landlord and Tenant agree shall be ten percent (10%) of the total costs of design and construction.

             (e) Tenant shall pay to Landlord all amounts payable by Tenant pursuant to this Section within fifteen (15) days after billing by Landlord. Bills may be rendered in advance of or during the progress of the Alterations so as to enable Landlord to pay the contractor, architect or engineer without advancing Landlord's own funds. At Landlord's election, Tenant shall deposit with Landlord prior to the commencement of the Alterations the estimated cost thereof or such lesser portion as Landlord shall specify, to be held and applied to the cost as incurred. Any surplus funds shall be returned to Tenant when the Alterations have been paid for in full.

             (f) Landlord may delegate some or all of its authority and responsibilities under this Section 8 to its managing agent, which may be an affiliate of Landlord.

        9. Liens. Tenant shall keep the Premises, Building and Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises, Building and/or Project from such liens. Tenant shall remove any such lien by bond or otherwise within ten (10) days after notice from Landlord, and if Tenant shall fail to do so, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien without being responsible for investigating the validity thereof. Any amount so paid by Landlord shall be deemed additional rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Premises, Building or Project to any liens whether claimed by operation of law or express or implied contract.

        10. Repairs. By entry hereunder Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, subject to any applicable provisions of Exhibit "C". Tenant shall, at all times during the Term and at Tenant's sole cost and expense, keep the Premises (including, without limitation, any Tenant Improvements, Alterations and Tenant's furniture, fixtures, equipment and personal property in the Premises) in good condition and repair (regardless of the cost therefor and/or the time remaining on the Term), ordinary wear and tear, damage thereto by fire (unless caused by or contributed to by Tenant), earthquake, act of God or the elements excepted. Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and all rights under Sections 1932(1), 1941 and 1942 of the California Civil Code or any successor statute. Tenant shall at the end of the Term surrender to Landlord the Premises and all Alterations thereto that are to remain in the Premises in the same condition as when received, ordinary wear and tear and damage by fire (unless the same is caused by or contributed to by Tenant), earthquake, act of God or the elements excepted. Tenant shall remove all of its personal property and equipment from the Premises prior to the expiration of the Term or earlier termination of this Lease, and if Tenant fails to remove the same, Landlord may do so and store or dispose of the same at Tenant's sole cost. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises, except as specifically otherwise provided in this Lease. No representations respecting the condition of the Premises, the Building or the Project have been made by Landlord to Tenant, except as specifically provided in this Lease.

        11. Destruction or Damage.

             (a) In the event the Premises or the portion of the Building necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements or other casualty, within sixty (60) days after such event, Landlord shall notify Tenant of the estimated time, in Landlord's reasonable judgment, required for repair or restoration. If such estimated time for repair or restoration is less than one hundred eighty (180) days after the date of casualty and the cost of repair is covered by insurance maintained by Landlord, Landlord shall forthwith repair or restore the Premises or the portion of the Building necessary for Tenant's occupancy, to the extent of insurance proceeds received on account of such casualty. If the time for repair or restoration is in excess of one hundred eighty (180) days after the date of casualty or the cost of repair is not covered by Landlord's insurance, Landlord shall elect, in the same notice Tenant, either (i) to repair or restore the Premises or the portion of the building necessary for Tenant's occupancy, in which event this Lease shall continue in full force and effect (unless Tenant exercises its right to terminate this Lease as provided below), or (ii) to terminate this Lease, in which event this Lease shall terminate as of the date of such fire or other casualty. In the event Landlord is obligated or elects to repair the Premises pursuant to this Section 11 (unless Tenant exercises its right to terminate this Lease as provided below), this Lease shall remain in full force and effect except that, if such damage is not the result of the act or omission of Tenant or Tenant's employees, agents, representatives, contractors or invitees, an abatement of rental shall be allowed Tenant for such part of the Premises as shall be rendered unusable by Tenant (but only to the extent actually not used by Tenant) in the conduct of its business during the time such part is so unusable. Notwithstanding the foregoing, if Landlord's estimate states that the repair or restoration of the subject casualty damage will take longer than twelve (12) calender months to substantially complete, then Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within five (5) days following the date of Landlord's estimate, and Tenant's failure to deliver such termination notice shall be deemed an election by Tenant not to terminate the Lease.

             (b) Notwithstanding anything to the contrary contained in this
Section 11, in the event of casualty to the Premises or the portion of the Building necessary for Tenant's occupancy during the final 12 months of the

Term which is estimated by Landlord in good faith to require in excess of thirty
(30) days to repair or restore (with respect to Landlord's termination right) or ninety (90) days to repair or restore (with respect to Tenant's termination right), then either Landlord or Tenant may elect to terminate this Lease by written notice to Tenant delivered within five (5) days of the date of Landlord's estimate.

             (c) If the Premises or the Building are to be repaired or restored under this Section 11, Landlord shall repair or restore the Building and all improvements in the Premises other than any of Tenant's furniture, fixtures, equipment, personal property, and any Tenant Improvements and Alterations made by or for Tenant. Tenant shall be responsible for the repair or restoration of any such Tenant's furniture, fixtures, equipment, personal property, and any Tenant Improvements and Alterations made by or for Tenant, provided that any repair of such Tenant Improvements or Alterations shall be performed by Landlord, at Tenant's cost.

             (d) Landlord and Tenant acknowledge that their respective rights and obligations in the event of any damage to or destruction of the Premises or the Building are to be governed exclusively by this Lease and waive their respective rights under Sections 1932(2) and 1933(4) of the California Civil Code or any successor statute.

        12. Insurance.

             (a) Tenant shall, during the Term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

                    (1) All Risk insurance (including, without limitation, sprinkler leakage and earthquake sprinkler leakage endorsements) upon property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant, including, without limitation, furniture, fixtures, personal property, any Tenant Improvements (pursuant to Exhibit "C") and Alterations, in an amount not less than ninety-five percent (95%) of the full replacement cost thereof, and providing business interruption coverage for a period of one year. All such insurance policies shall name Tenant as named insured thereunder, shall name Landlord, and, at Landlord's request, Landlord's "Mortgagees" (as defined in Section 23 below), as loss payees thereunder, all as their respective interests may appear. Not less frequently than once every three (3) years, Landlord shall have the right to notify Tenant that it elects to have the replacement value redetermined by an insurance company or insurance consultant. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance required under this Lease shall be adjusted according to the redetermination.

                    (2) Commercial general liability insurance coverage, including personal injury, bodily injury, broad form property damage and contractual liability (covering the indemnity contained in Section 13), in amount not less than $1,000,000.00 per occurrence, $2,000,000.00 aggregate. All such insurance policies shall name Tenant as named insured thereunder and shall name Landlord and Landlord's managing agent and Mortgagees as additional insureds thereunder. Such insurance shall be written as primary coverage and non-contributing with respect to any insurance maintained by Landlord.

                    (3) Workers' Compensation and Employer's Liability Insurance in form and amounts not less than that required by applicable law, but in no event will the coverage provided under Tenant's Employer's Liability Insurance be less than five hundred thousand dollars ($500,000.00) or such other amount as Landlord may be reasonably require.

                    (4) Any other form or forms of insurance as Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which a prudent tenant of a comparable size and in a comparable business would protect itself.

             (b) All policies shall be written in a form reasonably satisfactory to Landlord and shall be taken out with insurance companies admitted in the State of California holding a General Policyholders Rating of "A-" and a Financial Rating of VII or better, as set forth in the most current issue of Best's Insurance Reports. Prior to the date Tenant takes possession of any part of the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage required hereunder, and said certificates shall provide that no such policy shall be cancelable or reducible in coverage except after thirty (30) days' prior written notice to Landlord and any additional insureds or loss payees thereunder. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or binders thereof, or if Tenant fails to do so, Landlord may order such insurance and charge the cost thereof shall be due from Tenant to Landlord upon demand as additional rent.

             (c) During the Term, Landlord shall insure the Project (excluding any property which Tenant is obligated to insure under Sections 12(a) above) against damage with All Risk insurance and comprehensive general liability insurance, in such amounts and with such deductibles as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it deems advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

             (d) If Tenant's occupancy or business in or upon the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building or the Project, Tenant shall pay as additional rent any such increase in premiums within ten (10) days after being billed therefor by Landlord.

             (e) All policies of insurance required hereunder, including, without limitation, Workers' Compensation and Employer's Liability insurance, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by policies of insurance, including, without limitation, Workers' Compensation and Employers' Liability insurance, to the extent insurance proceeds cover the injury or loss.

        13 Indemnification. Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in, upon or about the Premises or Project arising at any time and from any cause other than by reason of gross negligence or wilful misconduct of Landlord, its employees, agents or representatives. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, damages, costs and/or expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of (a) any injury to or death of any person or damage to or destruction of property attributable to or resulting from the use of the Premises by Tenant, except such as is caused by gross negligence or willful misconduct of Landlord, its employees, agents or representatives, (b) the acts or omissions of Tenant or any of Tenant's employees, agents, representatives or invitees (including, without limitation, acts or omissions with respect to Hazardous Materials), and/or (c) any breach of this Lease by Tenant. The provisions of this Section shall survive the expiration of the Term or earlier termination of this Lease.

        14. Compliance with Legal Requirements. Tenant, at its sole cost and expense (regardless of the cost therefor or the time remaining on the term), shall promptly comply with all Laws (including, without limitation, Laws respecting accessibility or use of the Premises by disabled persons) now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any directive or occupancy certificate issued pursuant to any Law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, excluding structural changes to the Premises or Building required to comply therewith, which structural changes shall be performed by Landlord as an item of Operating Expenses in accordance with Section l(d) above (except that Tenant shall be solely responsible for the cost of such structural changes as additional rent within ten (10) days following Landlord's demand, to the extent such structural changes are required as a result of Tenant's acts, specific use of the Premises, or improvements or Alterations made by or for Tenant). Notwithstanding the foregoing, Tenant shall not be required to pay any cost or expense, either directly or as part of Operating Expenses, for causing the Project, or any portion thereof, as the same exist on the Commencement Date, to comply with applicable Laws (including, without limitation, the Americans with Disabilities
Act) as such Laws are in effect on the Commencement Date; provided, however, that Tenant will be responsible for any such compliance costs which result from Tenant's specific use of the Premises and/or from the existence of any improvements and/or Alterations constructed by or on behalf of Tenant.

        15. Assignment and Subletting.

             (a) Tenant shall not, without the prior consent of Landlord, which consent shall not be unreasonably withheld, assign or hypothecate this Lease or any interest herein, sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord, which consent shall not be unreasonably withheld. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. For purposes hereof, in the event Tenant is a partnership, a withdrawal or change of the managing partner, or partners owning more than a controlling interest in the partnership in one or more transfers, or if Tenant is a corporation, any transfer of a majority of its stock in one or more transfers, or the transfer by the controlling shareholder of so much of its stock that it is no longer the controlling shareholder, shall constitute a voluntary assignment and shall be subject to the provisions of this Section 15; provided, however, that in the case of a transfer of a majority of a corporation's stock, Tenant may, concurrently with Tenant's written notice to Landlord of any such transfer (which shall be delivered not less than thirty (30) days prior to the effective date thereof), increase its security deposit to an amount which is equal to six
(6) months' then current Base Rent, in which case Landlord's consent to such voluntary assignment shall not be required. In connection with each consent requested by Tenant, Tenant shall submit to Landlord not less than twenty (20) days prior to the effective date of the proposed transaction, the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein. Within sixty (60) days of receipt of such request for consent and other required information, Landlord shall elect either to: (i) consent to such proposed transaction (ii) refuse such consent, which refusal shall be on reasonable grounds or (iii) elect to terminate this Lease effective as of the date Tenant proposes to assign this Lease or sublet all of the Premises, or in the case of sublease of twenty-five percent (25%) or more of the Rentable Area of the Premises for more than twelve (12) months, terminate this Lease as to the portion of the Premises proposed to be sublet as of the date of such proposed partial sublease. Nothing contained in this Section 15 shall be deemed a waiver of Landlord's right to elect to terminate this Lease in accordance with clause
(iii) of the foregoing sentence including, but not limited to, Landlord's failure to exercise its right to terminate this Lease with respect to any previous assignment or subletting. Further, Tenant understands and acknowledges that Landlord's option to terminate this Lease rather than approve the assignment thereof or the subletting of all or any portion of the Premises, is a material inducement for Landlord's agreeing to lease the Premises to Tenant upon the terms and conditions herein set forth. Notwithstanding the foregoing, Landlord shall respond to Tenant's request for consent to an assignment or subletting within thirty (30) days if (i) Tenant includes the following notice (in bold, all capitalized twelve point type) in its request for consent:
"LANDLORD MUST RESPOND TO THIS REQUEST FOR CONSENT WITHIN THIRTY (30) DAYS FOLLOWING ITS RECEIPT HEREOF" and (ii) such request by Tenant otherwise complies with the requirements of this Section 15.

             (b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances: (1) if at the time consent is requested or at any time prior to the granting of consent,

Tenant is in default under this lease or would be in default under this Lease but for the pendency of any grace or cure period under Section 18 below (2) if the proposed assignee or subtenant is a governmental agency (3) if the proposed assignee or subtenant is an existing tenants in the Project or Landlord is then or within the prior 6 months has been negotiating with such assignee or subtenant for the lease of space within the Project (4) if, in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or subtenant would not be comparable to the types of office use by other tenants in the Project, would entail any alterations which would lessen the value of the leasehold improvements in the Premises, would result in more than a reasonable number of occupants per floor, or would require increased services by Landlord
(5) if, in Landlord's reasonable judgment, the financial worth of the proposed assignee or subtenant does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation, or business of the proposed assignee or subtenant is not consistent with the quality of the other tenancies in the Building or (6) if the subletting is of less than the entire Premises.

             (c) In the case of an assignment, one-half of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant, and the cost of any real estate commissions and other generally recognized and available concessions incurred by Tenant in connection with such assignment. In the case of a subletting, one-half of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (1) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises,
(2) the cost of leasehold improvements made to the sublet portion of the Premises at Tenant's cost, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the subtenant, which shall be amortized over the term of the sublease, and (3) the cost of any real estate commissions and other generally recognized and available concessions incurred by Tenant in connection with such subletting, amortized over the term of the sublease.

             (d) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting or a waiver of any of the terms of this Lease. No assignee or subtenant shall have a right further to assign or sublet without Landlord's prior consent in accordance with this Section 15. No sublease, once consented to by Landlord, shall be modified or terminated by Tenant without Landlord's prior consent, which consent shall not be unreasonably withheld. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease.

             (e) A condition to Landlord's consent to any assignment or other transfer of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment or transfer, and the delivery to Landlord of an agreement executed by the assignee or transferee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee or transferee assumes and agrees to be bound by all of the provisions of this Lease and to perform all of the obligations of Tenant hereunder. As a condition to Landlord's consent to any sublease, Landlord may require that such sublease include among other items, provisions stating (i) that it is subject and subordinate to this Lease and to all Mortgages and ground leases affecting the Project, (ii) Landlord shall be a third party beneficiary of the obligations of Tenant's subtenant and may enforce the terms of said sublease against said subtenant, and (iii) that in the event of a termination of this Lease for any reason, including without limitation, a voluntary surrender by Tenant or mutual cancellation by Landlord and Tenant, or in the event of any re-entry or repossession of the Premises by Landlord, such sublease shall terminate, except that Landlord, at its option, may elect to continue such sublease in effect and require that such subtenant attorn to and recognize Landlord as its landlord under such sublease.

             (f) In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any assignment, subletting, hypothecation or other action requiring Landlord's consent hereunder, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

             (g) Notwithstanding the foregoing, the original Tenant hereunder may without Landlord's consent assign its interest in this Lease or sublet all or a portion of the Premises to any affiliate of Tenant provided that (i) Tenant gives Landlord thirty (30) days prior written notice and delivers to Landlord concurrently with such notice all of the information which would otherwise be required in connection with a request for consent, (ii) the transaction complies with the provisions of Section 15(e) above and (iii) the assignee or subtenant has a financial worth sufficient, in Landlord's reasonable and good faith determination, to fulfil the obligations of Tenant under this Lease; provided, however, Landlord shall evaluate financial worth using the same standards Landlord then applies to similar tenants under leases with comparable terms, in each case as reasonably determined by Landlord. For purposes of the preceding sentence, an "affiliate" means any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Tenant. The original Tenant hereunder shall also have the right, without Landlord's consent, to (i) assign its interest in this Lease to a corporation (or other business entity) into which it may merge or which may otherwise succeed to all or substantially all of said original Tenant's assets or (ii) to a one (1) time transfer of a majority of its stock (through one or a series of transactions) to any person or entity that is not an affiliate of Tenant, provided that, in each case, (x) Tenant provides Landlord with written notice of such assignment within ten (10) days following the completion thereof,
(y) the transaction complies with the provisions of Section 15(e) above, and (z) the assignee, after giving effect to said merger or acquisition of assets, has a financial worth sufficient, in Landlord's reasonable and good faith determination, to fulfil the obligations of Tenant under this Lease; provided, however, that Landlord shall evaluate financial worth using the same standards Landlord then applies to similar tenants under leases with comparable terms, in each case as reasonably determined by Landlord. Any assignment or subletting which does not, in Landlord's reasonable and good faith determination, comply with the conditions of stated in this Section 15(g) shall be deemed to be void and of no force or effect.


        16. Rules. Tenant shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit "D", and after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord, which may include parking regulations designed to ensure more orderly and efficient parking at the Project. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building or the Project of any such rules and regulations. Landlord shall endeavor to enforce said rules and regulations in a non-discriminatory manner.

        17. Entry by Landlord. Landlord may enter the Premises at reasonable hours and, except in the case of a perceived emergency, after reasonable notice (but in no event shall more than one (1) day's notice be required), to (a) inspect the same (b) exhibit the same to prospective purchasers, lenders or tenants (c) determine whether Tenant is complying with its obligations under this Lease (d) supply janitor service and any other service to be provided by Landlord to Tenant hereunder (e) post notices on non-responsibility (f) make repairs or perform maintenance required of Landlord under the terms hereof, make repairs to any adjoining space or utility services, or make repairs, alterations or improvements to any other portion of the Building or (g) cure any default in the performance of Tenant's obligations under this Lease pursuant to Section 19
(c) below provided, however, that all such work shall be done as promptly as reasonably possible and so as to minimize unreasonable interference with the operation of Tenant's business from the Premises to the extent reasonably practicable. Tenant hereby waives any claim for damages for any inconvenience to or interference with Tenant's business or any loss of occupancy or quiet enjoyment of the Premises occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance) and Landlord shall have the right to use any and all means which Landlord may deem proper to open Tenant's doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord in an emergency shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

        18 Tenant's Default. The following events shall constitute events of default under this Lease:

             (a) a failure by Tenant to pay when due any rent or other sum payable hereunder and the continuation of such default for a period of three (3) days after written notice that the same is due;

             (b) a failure by Tenant to perform any of the other terms, covenants, agreements or conditions contained herein, and, if the failure is curable, the continuation of such failure for a period of fifteen (15) days after notice by Landlord; provided, however, that if the nature of Tenant's obligation is such that more than fifteen (15) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such fifteen (15) day period and thereafter diligently prosecutes the same to completion;

             (c) the bankruptcy or insolvency of Tenant, transfer by Tenant in fraud of creditors, an assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty (60) days thereafter;

             (d) the appointment of a receiver for a substantial part of the assets of Tenant;

             (e) the abandonment of the Premises for a period of twenty (20) consecutive days or more (or an aggregate of forty (40) days during any three
(3) calendar months) and a concurrent failure to pay rent;

             (f) the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution and the failure to have such attachment or execution vacated within thirty (30) days thereafter; or

             (g) the breach or default by Tenant or an affiliate of Tenant under any other lease or other agreement under which Tenant or such affiliate occupies or previously occupied other space at the Project.

        Any notice of default to be given pursuant to this Section 18 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute.

        19. Landlord's Remedies.

             (a) In the event of any default by Tenant pursuant to Section 18 above, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

             As used in clauses (i) and (ii) of this Section 19(a) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in clause (iii) of this Section 19(a) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

             (b) In the event of any such default by Tenant and/or Tenant's abandonment of the Premises (as defined in Section 18(d) above), Landlord shall also have the right to reenter the Premises and remove all persons and property therefrom by summary proceedings or otherwise such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant or disposed of in a reasonable manner by Landlord. In the event Landlord shall elect to reenter as provided above, or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, and if Landlord does not elect to terminate this Lease as provided by law, then Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. It is the intention of the parties that in addition to, and without limitation upon, all other rights and remedies set forth in this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due). In the event that Landlord shall elect to relet, then rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness, other than Base Rent due hereunder, owed by Tenant to Landlord second, to the payment of any cost of such reletting third, to the payment of the cost of any alterations and repairs to the Premises fourth, to the payment of Base Rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting, including but not limited to brokerage commissions, or in making alterations and repairs not covered by the rentals received from such reletting. No reentry or taking possession of the Premises by Landlord pursuant to this Section 19, shall be construed as an election to terminate this Lease unless a written notice of such intention be given by Landlord to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Landlord may at any time after such reletting elect to terminate this Lease for any such default by Tenant.

             (c) If Tenant fails to perform any covenant or condition to be performed by Tenant, Landlord may, but without obligation to do so, perform such covenant or condition at its option, after notice to Tenant. All costs incurred by Landlord in so performing shall immediately be reimbursed to Landlord by Tenant, together with interest at the Interest Rate computed from the due date. Any performance by Landlord of Tenant's obligations shall not waive or cure such default. Landlord may perform Tenant's defaulted obligations at Tenant's sole cost and expense without notice in the case of any emergency. All costs and expenses incurred by Landlord, including reasonable attorneys' fees (whether or not legal proceedings are instituted), in collecting rent or enforcing the obligations of Tenant under the Lease shall be paid by Tenant to Landlord upon demand. Tenant's obligations pursuant to this Section 19 (c) shall survive the expiration or earlier termination of this Lease.

             (d) Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future Laws to redeem the Premises or reinstate or to continue the Lease after being dispossessed or ejected from the Premises. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease.

             (e) In addition to the remedies described in Sections 19(a)-(d) above, Landlord shall be entitled to recover from Tenant under this Lease all amounts necessary to compensate Landlord for all the detriment proximately caused by any breach or default described in Section 18(g) above. The remedy provided for in this Section 19(e) shall be in addition to any and all remedies available in the other lease or agreement to which such breach or default pertains.

        20. Landlord's Default and Tenant's Remedies. Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease or withhold rent as a result of Landlord's default and Tenant's remedies shall be limited to an action for damages, injunction or specific performance of this Lease. Notwithstanding anything contained in this Lease to the contrary, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord, their sole and exclusive remedy shall be against Landlord's interest in the Project. Tenant and all such successors and assigns agree that the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, whether general or limited, members, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability with respect to this Lease.

        21. Attorneys' Fees. In the event of any dispute between Landlord or Tenant, whether or not suit is filed, or if either Landlord or Tenant shall institute any action or proceeding against the other party relating to this Lease, the non-prevailing party in such action or proceeding shall reimburse the prevailing party for its disbursements incurred in connection therewith and for its reasonable attorneys' fees, whether or not such action or proceeding is pursued to judgment. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any action or proceeding on this Lease shall be entitled to its reasonable attorneys' fees incurred in any post-judgment proceedings to collect or enforce any such judgment. This provision is separate and several and shall survive (i) the expiration or earlier termination of this Lease and (ii) the merger of this Lease into any judgment on this Lease.

        22. Eminent Domain. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or sale in lieu of such taking (collectively, any "Taking"), this Lease shall terminate as to the part so taken as of the date of Taking, and, in the case of a partial Taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after such date, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. In the event of the Taking of a material portion of the Project (whether or not the Premises is affected thereby), Landlord shall have the right to terminate this Lease by notice to Tenant within 30 days following such Taking. In the event of any Taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease or otherwise. Notwithstanding the foregoing, Tenant may apply to the condemning party for a separate award for Tenant's relocation costs and loss of good will, unless such award diminishes the award otherwise payable to Landlord, in which case Tenant shall be precluded from making such an application. In the event of a partial Taking of the Premises which does not result in a termination of this

Lease, the monthly rental thereafter to be paid shall be equitably reduced. The parties agree that their respective rights and obligations in the event of any Taking shall be governed by the terms of this Lease and hereby waive any and all rights under Section 1265.130 of the California Code of Civil Procedure.

        23. Subordination.

             (a) This Lease and Tenant's rights hereunder shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, any "Mortgage"), now or hereafter placed by Landlord upon the Project, Building or other real property of which the Premises is a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the ground lessors, mortgagees, trust deed beneficiaries and other lienholders under any such Mortgages (collectively, "Mortgagees") shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord's default with respect to any such obligation, Tenant will give any Mortgagee whose name and address have been furnished Tenant in writing for such purpose notice of Landlord's default and allow such Mortgagee thirty (30) days (or if more than thirty (30) days is required to effect such cure, such additional time as may be necessary) following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof. If any Mortgagee shall elect to have this Lease and/or Tenant's rights hereunder superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease and such rights shall be deemed prior to such Mortgage, notwithstanding the relative dates of the documentation or recordation thereof

             (b) Notwithstanding any such subordination, and at the election of a Mortgagee or any other party who acquires ownership of the Premises by reason of the exercise of rights under a Mortgage or through a deed in lieu of foreclosure, Tenant agrees to attorn to such Mortgagee or other party, and in the event of such exercise of remedies and such election, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior landlord, (iii) be bound by prepayment of more than one month's rent, or (iv) be required to perform any obligations of any prior landlord under the Lease.

             (c) The agreements contained in this Section 23 shall be effective without the execution of any further documents and shall survive the exercise of remedies under a Mortgage provided, however, that, upon written request from Landlord or a Mortgagee, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any of the matters provided for herein.

             (d) Notwithstanding Sections 23(a) and (b) above, Tenant's obligation to subordinate this Lease to any Mortgage(s) entered into after the date of this Lease shall be subject to Tenant's receiving assurance (a "Non-Disturbance Agreement") from the Mortgagee that Tenant's possession and this Lease shall not be disturbed as long as (i) no default by Tenant (or event which would constitute a default with the passage of time or the giving of notice) has occurred and (ii) Tenant attorns to said Mortgagee as provided above. Landlord shall also use its best efforts to obtain a Non-Disturbance Agreement from the Mortgagee, if any, holding a Mortgage against the Project as of the date of this Lease; provided, however, that Tenant shall pay all costs and expenses, including, without limitation, attorneys' fees, incurred by Landlord in connection with such efforts. The form and content of any Non-Disturbance Agreement required under this Section 23(d) shall be determined by the Mortgagee, in its sole and absolute discretion; provided, that, with respect to Mortgages entered into after the date of this Lease, Landlord shall use reasonable efforts (without expending money or incurring any obligation) to assist Tenant in causing the Mortgagee thereunder to use a commercially reasonable form of Non-Disturbance Agreement.

        24. Sale. In the event the original Landlord hereunder, or any successor owner of the Project, shall sell or convey the Project, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

        25. Estoppel Certificate. At any time and from time to time, but in no event later than ten (10) business days after request by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of the modification),
(b) the amount of the Base Rent and most recent Escalation Rent, if any, and the date to which such rental has been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate, (d) that no default of Landlord is claimed by Tenant, except as to defaults specified in the certificate, and (e) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective Mortgagee under any Mortgage on the project or Building. Tenant's failure to deliver such statement within such time shall constitute a default by Tenant under this Lease and shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that not more than one (1) monthly installment of Base Rent and Escalation Rent in the amount specified by Landlord has been paid in advance, and (iii) that there are no uncured defaults in Landlord's performance. Within ten (10) days following Landlord's request from time to time during the Term, Tenant shall deliver to Landlord Tenant's current financial statement and financial statements for the two (2) years prior to the current financial statement year, prepared in accordance with generally accepted accounting principles, consistently applied. Landlord shall use reasonable efforts not to divulge any confidential financial information of Tenant contained in an estoppel certificate to any third parties (other than Landlord's officers, directors, employees, accountants, attorneys and others as reasonably required in the conduct of Landlord's business, or as otherwise required by applicable securities Laws); except in the case of any litigation concerning this Lease, in which event Landlord shall use reasonable efforts to keep such financial terms confidential.

        26. Project Planning. In the event Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with Project planning, upon notifying Tenant in writing, Landlord may, subject to Tenant's approval as provided below, move Tenant to other premises in the Corporate Center (the "New Premises"), at Landlord's sole cost and expense, and the terms and conditions of this Lease shall remain in full force and effect, except that a revised Exhibit "B" shall become part of this Lease and shall reflect the location of the New Premises and Section 1 of this Lease shall be amended to include and state all correct data as to the New Premises (except that Tenant's rental obligations under this Lease shall not be increased as a result of such relocation to the New Premises). Landlord shall provide Tenant with at least thirty (30) days' prior written notice of its desire to relocate the Premises, which notice shall describe in reasonable detail the location and configuration of the proposed New Premises. Tenant shall approve or disapprove the proposed New Premises within ten (10) days of the date of Landlord's notice, which approval shall not be unreasonably withheld and shall be deemed granted if not withheld, in writing, within such ten (10) day period; provided, however, that Tenant may not withhold its approval of the New Premises if the size, quality, configuration and window lines of the proposed New Premises are substantially similar to the original Premises.

        27. No Light, Air, or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

        28. Holding Over. If Tenant holds possession of the Premises after expiration of the Term of this Lease or any termination of this Lease, Tenant shall become a tenant at sufferance only, at a monthly rental equivalent to 150% of the then prevailing monthly rental paid by Tenant at the expiration of the Term or termination of this Lease, payable in advance on or before the first day of each month, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal or extension of this Lease. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, damages, costs and/or expenses (including, without limitation, reasonable attorneys, fees and expenses) arising out of such failure to surrender including, without limitation, any claim made by any succeeding tenant.

        29. Security Deposit. Concurrently with its execution of this Lease, Tenant shall deposit with Landlord the sum specified in the Basic Lease Information (the "Security Deposit"). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other sum in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without interest, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit. If this Lease provides for periodic increases in Base Rent, Lessee shall, within ten (10) days after demand by Landlord, increase the amount of the Security Deposit to equal the Base Rent then in effect.

        30. Waiver. The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with such terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of the preceding breach at the time of acceptance of the rental.

        31. Notices and Consents; Confidentiality. (a) All notices, consents, demands and other communications from one party to the other that are given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given two (2) full business days following deposit in the United States mail, certified or registered, postage prepaid, or one (1) business day following transmittal by reputable overnight courier (such as Federal Express), or when hand delivered, to the respective addresses for delivery of notices specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party. Notwithstanding the foregoing, Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises. Failure to deliver a copy of any notice as provided in the Basic Lease Information shall not invalidate any notice or extend the time for performance if the notice is given to the primary recipient listed in the Basic Lease Information.

             (b) Tenant shall not divulge the terms and provisions of this Lease to any third parties (other than Tenant's officers, directors, employees, accountants, and attorneys as required in the conduct of Tenant's business, or as otherwise required by applicable securities Laws); except in the case of any litigation concerning this Lease, in which event Tenant shall use its best efforts to keep such terms and provisions confidential. Except as otherwise set forth in this Section 31(b), Tenant's disclosure of such information to any other person shall constitute a material breach of this Lease.

        32. Complete Agreement. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, and understandings if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Project. There are no representations between Landlord and Tenant other than those contained in this Lease. All implied warranties, including implied warranties of merchantability and fitness, are excluded.

        33. Authority. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has the full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. If Tenant signs as a partnership, each of the persons executing this Lease on behalf of Tenant warrants that Tenant is a partnership, that the partnership has the full right and authority to enter into this Lease, and that each person signing on behalf of the partnership is authorized to do so. If Tenant signs as a limited liability company, trust, or some other entity, each of the persons executing this Lease on behalf of Tenant warrants that Tenant is the type of entity stated, that the entity has the full right and authority to enter into this Lease, and that each person signing on behalf of said entity is authorized to do so.

        34. Brokers. Landlord shall be responsible for the payment of any commissions owing in connection with this Lease to the brokers specified in the Basic Lease Information, if any (collectively, "Broker"), pursuant to separate agreement. Landlord and Tenant each represent and warrant that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, other than the Broker, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. If either party has dealt with any other person or real estate broker with respect to leasing or renting space in the Project other than Broker, such party shall be solely responsible for the payment of any fees due said person or firm, and shall indemnify, defend and hold harmless the other party from and against any liabilities, damages or claims with respect thereto, including attorneys' fees and costs.

        35. Parking. Tenant shall be entitled, without charge therefor, to the use of the number of nonexclusive surface parking spaces indicated in the Basic Lease Information in such portion of the Common Areas as may be provided by Landlord from time to time for the purpose of parking motor vehicles; provided, however, that Tenant's two (2) visitor parking spaces shall be located in close proximity to the front entrance to Tenant's Premises. Monthly parking fees payable for any additional parking spaces requested by Tenant shall be the prevailing rates within the Project for such spaces, if any, and shall be payable one month in advance prior to the first day of each calendar month. Tenant acknowledges, however, that Landlord may provide or not provide any additional parking spaces requested by Tenant in Landlord's sole and absolute discretion. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces preferred and/or reserved, if it determines in its sole discretion that it is necessary for orderly and efficient parking. Tenant shall not use any spaces which have been specifically assigned by Landlord including, without limitation, spaces assigned for uses such as visitor parking or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses. The use by Tenant and its employees, visitors and invitees of the parking facilities of the Project shall be on the terms and conditions set forth herein as well as on the parking rules and regulations as established and modified by Landlord from time to time. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any of such parking rules and regulations. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. Notwithstanding the foregoing, Landlord shall have the right to designate specific parking areas or parking stalls within the Project for guest parking and for Tenant's parking spaces in excess of 3 parking spaces per one thousand (1,000) square feet of Useable Area.

        36. Force Majeure. The time for performance by either party of any obligation under this Lease (other than the payment of rent or other monetary obligations) shall be extended for the period of delay resulting from fire, earthquake, explosion, flood, the elements, acts of God or the public enemy, strike, other labor trouble, interference of governmental authorities or agents, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond the reasonable control of the party obligated for such performance, financial inability excepted (collectively, any "Force Majeure Event").

        37. Waiver of Trial by Jury. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, or otherwise.

        38. Intentionally Omitted.

        39. Recapture. Any agreement by Landlord contained herein for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into the Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions to be performed by Tenant under this Lease. Upon the occurrence of a breach or default of this Lease by Tenant, or upon the filing by or against Tenant of any petition under the United States Bankruptcy Code (Title 11 U.S.C.) or any similar statute or law for the reorganization or liquidation of debt, or upon any voluntary or involuntary assignment by Tenant for the benefit of its creditors, (i) any such Inducement Provision shall automatically be deemed deleted and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such Inducement Provision shall be immediately due and payable by Tenant to Landlord, and shall be recoverable as additional rent due under the Lease, notwithstanding any subsequent cure of said default or breach by Tenant. The acceptance by Landlord of rent or the cure of the default or breach which initiated the operation of this paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph unless specifically so stated in writing by Landlord at the time of such acceptance.

        40. Signage. Tenant, at its cost and expense, may place signage identifying Tenant's business name on (i) a non-exclusive monument sign to be constructed by Tenant (or, at Landlord's option, by Landlord at Tenant's cost) and (ii) the Building lobby directory and on the Premises main entry door. The monument signage right granted hereunder shall automatically terminate if such signage is not placed within one (1) year of the Commencement Date. All signage, including, without limitation, the location, design, size, color, and type, shall be subject to (i) Landlord's prior written consent, which shall not be unreasonably withheld, (ii) Building signage standards, if any, and (iii) all applicable Laws.

        41. Must Take Space. On the six (6) month anniversary of the Commencement Date (the "Must Take Space Commencement Date"), the Premises leased to Tenant shall be increased to include the approximately five thousand (5,000) square feet of Rentable Area identified on Exhibit "B" as the "Must Take Space" (the "Must Take Space"). Following the Must Take Space Commencement Date, Tenant's use and occupancy of the Must Take Space shall be for a term co-terminus with the Lease Term, and otherwise subject to all applicable terms and conditions of this Lease; provided, however, that Landlord shall have no obligation to improve the Must Take Space for Tenant. Landlord and Tenant shall within thirty (30) days following the Must Take Space Commencement Date execute an amendment to this Lease prepared by Landlord to reflect the addition to the Premises of the Must Take Space. Tenant shall not be required to pay Base Rent or Escalation Rent for the Must

Take Space until the Must Take Space Commencement Date or such earlier date on which Tenant commences occupancy of any portion of the Must Take Space for the purposes of doing business.

        42. Expansion Space. Provided that no default by Tenant (which shall include any mater which would constitute a default either with the passage of time or the giving of notice) has occurred prior to the time the "Expansion Space Notice" (as such term is defined below) is received by Landlord or thereafter until the date on which the "Tenant's Exercise Notice" (as such term is defined below) is received by Landlord, Tenant shall have the ongoing option for the lease of any leaseable space in the Building (the "Expansion Space") to the extent the same becomes available for lease to Tenant (which for purposes hereof shall mean that such space is not then occupied or subject to lease or option or right for lease extension or premises expansion by any other tenant or person) during the initial Term, exercisable as follows: If Tenant desires to expand the Premises to include any Expansion Space, Tenant shall deliver at any time during the initial Term deliver written notice thereof to Landlord (the "Expansion Space Notice"). Promptly following receipt of the Expansion Space Notice, Landlord shall deliver to Tenant written notice of any Expansion Space which is available or will become available during the twelve (12) month period following the date of Tenant's Expansion Space Notice, and Tenant shall have ten
(10) business days following the date of such notice from Landlord to elect by written notice to Landlord (the "Tenant's Exercise Notice") to lease (commencing immediately upon availability) all of any one (1) configuration of such Expansion Space for a term co-terminus with the Lease Term and otherwise subject to all applicable terms and conditions of this Lease; provided, however, that Landlord shall have no obligation to improve the Expansion Space for Tenant. If
(i) Tenant does not deliver an Expansion Space Notice, or (ii) after delivery of Tenant's Expansion Space Notice and receipt of notice of any available space from Landlord, Tenant does not deliver Tenant's Exercise Notice within such ten
(10) business day period electing to lease such Expansion Space, Landlord may proceed to lease such Expansion Space to any party upon any terms and conditions as Landlord desires. If Tenant delivers the Expansion Space Notice, then (i) the "Premises" shall thereafter be deemed for all purposes to include the Expansion Space and (ii) Tenant's Base Rent, Percentage Share of Building Operating Expenses, and Building Tax Expenses, Security Deposit, and other matters in this Lease pertaining to the amount of Rentable Area contained within the Premises shall be adjusted accordingly, as reasonably determined by Landlord. Landlord and Tenant shall within thirty (30) days following Landlord's receipt of the Tenant's Exercise Notice execute an amendment to this Lease prepared by Landlord to reflect the addition to the Premises of the Expansion Space, and Landlord may, but without obligation to do so, declare the Tenant's Exercise Notice to be null and void if Tenant fails to execute such amendment. Notwithstanding anything to the contrary contained in this paragraph, Tenant may not exercise its rights under this Section 42 after the last day of the forty-second (42) month of the initial Term unless it concurrently exercises its option to extend the Term by the Option Term as provided in Section 2 above.

        43. Miscellaneous. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto. Notwithstanding the fact that certain references in this Lease to acts required to be performed by Tenant hereunder, or to breaches or defaults of this Lease by Tenant, omit to state that such acts shall be performed at Tenant's sole cost and expense, or omit to state that such breaches or defaults by Tenant are material, unless the context clearly implies to the contrary, each and every act to be performed or obligations to be fulfilled by Tenant shall be performed at Tenant's sole cost and expense, and all breaches or defaults by Tenant hereunder shall be deemed material. Upon request by Landlord, Tenant agrees to modify this Lease to meet the requirements of any or all lenders or ground lessors selected by Landlord who request such modification as a condition precedent to providing any loan or financing or to entering into any ground lease affecting or encumbering the Project or any portion thereof, provided that such modification does not (i) increase Base Rent, (ii) alter the Term, or (iii) materially and adversely affect Tenants' rights hereunder. Tenant shall not, without the consent of Landlord, use the name of the Building or Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises. Any option, right or first refusal, right of first negotiation/offer, or other similar right granted to Tenant in this Lease (collectively, an "Option") is personal to the original Tenant executing this Lease and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said Tenant (or Tenant's affiliate under Section 15(g) above), and even then only when Tenant (or such affiliate) is in full possession of the Premises and has no intention of thereafter assigning or subletting. The Options, if any, herein granted to Tenant are not assignable, either as part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be governed by and construed pursuant to the laws of the State of California. Tenant shall not record this Lease nor a short form memorandum hereof. Prior drafts of this Lease shall not be used in interpreting the meaning of provisions contained in this Lease. The exhibits and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument. Tenant acknowledges that this Lease is subject to Landlord's receiving from its Mortgagee(s) approval of all of the terms contained herein.

        IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below:

LANDLORD:

MALIBU CANYON OFFICE PARTNERS, LLC,      TENANT:
a California limited liability company
                                         IXIA COMMUNICATIONS, INC., a
By:     MB REAL ESTATE, INC., a          California corporation
        California corporation
                                         By:   /s/ Errol Ginsberg
        By:   /s/ Calvin H. Johnston        ------------------------------------
        ------------------------------   Print Name: Errol Ginsberg
        Calvin H. Johnston, President
                                         Its:    President
                                             -----------------------------------

                                         By:     /s/ Joel Weissberger
                                            ------------------------------------

                                         Print Name: Joel Weissberger
                                                    ----------------------------

                                         Its:    Director of Hardware
                                             -----------------------------------

                                         Engineering (Assistant Secretary)
                                         ---------------------------------------

                                        If Tenant is a corporation, this
                                        instrument must be executed by the
                                        chairman of the board, the president or
                                        any vice president and the secretary,
                                        any assistant secretary, the chief
                                        financial officer or any assistant
                                        financial officer or any assistant
                                        treasurer of such corporation, unless
                                        the bylaws or a resolution of the board
                                        of directors shall otherwise provide, in which case the bylaws or a certified copy of the resolution, as the case may be, must be attached to this instrument. If Tenant is a limited liability company, this instrument must be executed by Tenant's manager, unless another person or entity is authorized pursuant to Tenant's Operating Agreement or a member's resolution, in which case a certified copy of the Operating Agreement or resolution, as the case may be, must be attached to this instrument.

                                  EXHIBIT "A"

                              SITE PLAN OF PROJECT

                    [GRAPHIC DEPICTION OF BUILDINGS AT SITE]

                                  EXHIBIT "B"

                             FLOOR PLAN OF PREMISES


                 [GRAPHIC DEPICTION OF FLOOR PLAN OF PREMISES]

                                   EXHIBIT "C"

                           IMPROVEMENT OF THE PREMISES


        1. Plans. Landlord and Tenant hereby approve the space plans and Building standard specifications (collectively, the "Space Plans") for the construction of certain improvements, WHICH SHALL NOT INCLUDE TENANT'S TELEPHONE, COMPUTER, AND DATA SYSTEMS, FURNITURE, OR OTHER PERSONAL IMPROVEMENTS DESIRED BY TENANT (the "Tenant Improvements") to be permanently affixed to the Premises, which Space Plans are described on Schedule 1 attached hereto and incorporated herein by this reference. Promptly following the execution of this Lease, Landlord shall cause Landlord's architect to prepare final plans and specifications (the "Final Plans") for the Tenant Improvements, in accordance with the Space Plans. Such Final Plans shall be submitted by Landlord's architect to Landlord and Tenant for approval, which approval shall not be unreasonably withheld and shall be granted so long as such Final Plans are in accordance with the approved Space Plans; provided, however, that any deviation from the Space Plans requested by Tenant as a part of the Final Plans shall be subject to the provisions of Section 3 of this Exhibit "C" respecting "Change Orders" (as hereinafter defined). Upon written approval of the Final Plans by the parties, Landlord shall be authorized to proceed with the construction of the Tenant Improvements in accordance with the Final Plans. All Tenant Improvements shall be constructed using then current Building standard materials and colors.

        In the event of any conflict among this Exhibit "C", the Space Plans, and any notes attached to the Space Plans, the notes attached to the Space Plans shall prevail. For example, if the notes attached to the Space Plans provide that the costs associated with a portion of the work described in said Space Plans is to be paid for by Tenant, then Tenant shall be obligated to pay such costs, notwithstanding the fact that this Exhibit "C" provides that Landlord shall perform the Tenant Improvements (as shown in the Space Plans) at its cost and expense.

        2. Construction of the Tenant Improvements. Subject to the provisions of
Section 3 below, Landlord shall construct, or cause the construction of, the Tenant Improvements in accordance with the approved Final Plans, at Landlord's sole cost and expense. In addition to Landlord's obligation to undertake the Tenant Improvements described in Schedule 1 attached hereto, Landlord shall also pay to Tenant four thousand dollars ($4,000.00) to reimburse Tenant for the costs of its telephone, computer and data systems, furniture and other personal improvements placed by Tenant in the Premises. Landlord shall make such payment to Tenant within thirty (30) business days following the Commencement Date.

        3. Deviations from the Final Plans. Tenant shall be liable for the increased cost of the design and construction of the Tenant Improvements resulting from any Change Orders in accordance with the provisions of this
Section 3, plus a construction administration fee to The Johnston Group, an affiliate of Landlord, in an amount equal to ten percent (10%) of such cost. In the event of any deviation from the Space Plans requested by Tenant as a part of the Final Plans pursuant to Section 1 above, and/or any change to any item of Final Plans following the approval thereof by Landlord pursuant to Section 1 above, Tenant shall submit to Landlord a written request for a change order (the "Change Order Request"), detailing the desired change. If Landlord approves Tenant's Change Order Request, Landlord shall promptly thereafter issue to Tenant a statement (the "Change Order Statement") indicating the net increase in the cost of design and construction of the Tenant Improvements resulting from the implementation of such Change Order Request (including, without limitation, reasonable contractor's fees for profit, overhead and general conditions in connection with such Change Order Request). Within 3 days following receipt of such Change Order Statement from Landlord, Tenant shall notify Landlord in writing whether Tenant elects to incorporate the Change Order Request into the Final Plans, provided that it shall be a condition to the effectiveness of such an election to so incorporate the Change Order Request that Tenant pay to Landlord the amount specified on the Change Order Statement. If Tenant so elects to incorporate the Change Order Request into the Final Plans, the Change Order Request shall become a "Change Order" and Landlord may retain the amount delivered by Tenant pursuant to the Change Order Statement therefor as Tenant's contribution to the cost of such Change Order. If the adoption of a Change Order causes a delay in the Commencement Date that would have otherwise been established in the absence of such Change Order, such delay shall be a "Tenant Delay" (as defined in Section 4(b) below). In addition, in the event that the net cost of construction of the Tenant Improvements increases due to changes requested by




                              EXHIBIT "C" - PAGE 1
any applicable governmental authority in the Tenant Improvements as set forth in the Final Plans approved by Landlord and Tenant pursuant to Section 1 above, Tenant shall be pay to Landlord the amount of such increased costs within 10 days after Tenant's receipt from Landlord of written notice thereof.

        4. Commencement Date.

           (a) The "Commencement Date" shall mean the earlier of (i) November 1, 1999, (ii) the date on which Tenant takes possession of any portion of the Premises for any purpose other than those permitted under Section 5(a) below, and (iii) the date on which construction by Landlord of the Tenant Improvements is SUBSTANTIALLY COMPLETED AND READY FOR OCCUPANCY. For purposes hereof, "Substantial Completion" shall be deemed to occur on the date upon which the Tenant Improvements have been substantially completed pursuant to the Final Plans (as determined by Landlord's architect or space planner), with the exception of any PUNCH LIST ITEMS AND TENANT'S CONTROLLED IMPROVEMENTS, IF ANY (E.G., TENANT'S FIXTURES, TELEPHONES, DATA LINES, COMPUTERS, FURNITURE, ETC.) TO BE INSTALLED BY TENANT AND/OR UNDER THE SUPERVISION OF LANDLORD'S CONTRACTOR.

           (b) If there shall be a delay or there are delays in the occurrence of the Commencement Date as a direct, indirect, partial, or total result of any of the following (in any such case, a "Tenant Delay"): (i) Tenant's failure to timely perform its obligations under this Exhibit "C" or the other provisions of this Lease requiring Tenant's approval, (ii) Tenant's request for any Change Orders and/or the implementation thereof, (iii) Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of substantial completion of the Premises, or which are different from Building standards, or
(iv) any other acts or omissions of Tenant, or its agents, employees and/or contractors, then, notwithstanding anything to the contrary set forth in this Lease (including, without limitation, this Exhibit "C") and regardless of the actual date of the Commencement Date, the Commencement Date shall be the date on which the Commencement Date would have occurred if no Tenant Delay or Tenant Delays, as set forth above, had occurred. If Tenant Delays exist, then upon the substantial completion of the Premises, Landlord shall notify Tenant of (1) the aggregate period of the Tenant Delays and (2) the Commencement Date as determined pursuant hereto. Tenant shall, within five (5) days following receipt of such notice, perform or cause to be performed all obligations under this Lease (including, without limitation, the payment of rent) that have accrued from the Commencement Date as determined pursuant hereto, to the date on which Tenant received Landlord's notice, and the Commencement Date shall, for all purposes under this Lease, be the Commencement Date as determined pursuant hereto. Nothing contained herein shall be deemed to relieve Landlord of its obligation to use diligent efforts to complete the Tenant Improvements in a timely manner subject to Tenant Delays and delays due to the occurrence of any Force Majeure Events.

        5. Miscellaneous.

           (a) Provided that Tenant and its agents do not interfere with the construction of the Tenant Improvements, upon reasonable prior written notice to Landlord, Tenant shall be permitted access to the Premises not earlier than thirty (30) days prior to the date on which Landlord anticipates that substantial completion of the Tenant Improvements will occur for the purpose of installing over-standard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to any such entry upon the Premises, Tenant shall deliver to Landlord evidence of the satisfaction of Tenant's insurance obligations set forth in this Lease. Any such occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all applicable provisions of the Lease (including, without limitation, the indemnity and insurance provisions of Lease Sections 12 and 13) other than the obligation for the payment of Base Rent and Escalation Rent.

           (b) Tenant has designated Lance Buterbaugh as its sole representative with respect to the matters set forth in this Exhibit "C", who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Exhibit "C".

           (c) Landlord has designated Jeff Johnston as its sole representative with respect to the matters set forth in this Exhibit "C", who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Exhibit "C".



                              EXHIBIT "C" - PAGE 2

           (d) At Landlord's option, all subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall be union labor in compliance with the master labor agreements existing between trade unions and the Southern California Chapter of the Associated General Contractors of America.

           (e) All references herein to a number of days shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.





                              EXHIBIT "C" - PAGE 3

                                   SCHEDULE 1

Landlord retains the right to add floor areas to open area above tenant's lobby. All furniture and card key access by tenant.

DEMOLITION

Demo existing walls as indicated.

Demo existing power and communication outlets as indicated.

Disconnect power to nearest j-box and remove all unused cable.

Remove all unused low voltage cable in ceiling.

Demo existing ceiling grid and as required to maintain a consistent overall new look.

Demo existing gypsum board ceiling/soffit as required to create an overall consistent new look.

Remove existing light fixtures as required and save for relocation.

Demo existing flooring and base throughout.

Demo existing wallcovering throughout.

Remove existing doors, frames and hardware indicated on plan; save for reuse.

CONSTRUCTION

F & I 1/4" copper line to refrigerator at lounge.

Patch and repair existing walls as required. Prep smooth for finish.

Scar patch at demo'd walls.  Prep smooth for finish.

Provide 4' x 8' fire retardant, paint grade plywood backboard with finished edges, for tenants telephone equipment.

Top of backboard mounted at ceiling, bottom to be 28" aff. Min.

Paint to match adjacent wall.

Core drill for new floor outlets as shown.

F & I carpet borders or insets. $1,500 allowance.

Tenant to F & I movable partition between demo and conference room. Landlord to pay cost to purchase building standard white board and vertical blinds. Tenant contractor to install.

Paint all surfaces.  Eggshell finish (semi-gloss in lunchroom) u.o.n.

F & I building standard window treatment on perimeter glass as required.

Refinish existing doors (touch up).

Paint existing doorframes (touch up).

MILLWORK

F & I stain grade wood media cabinet in conference room with retractable doors and pull out, swivel shelf.

F & I 34"h. Plastic laminate base cabinet with ada accessible sink cabinet. Counter to step up to 36"h above dishwasher, back and one side splash. (lunch room) Drawers in lower cabinets.

Fill existing holes in slab with fire rated material.

F & I new building standard doors, frames and hardware as required.

Relocate existing doors, frames and hardware. F & I new to match as required.

Reuse existing hardware on new doors and frames where possible.

F & I (clear, tempered) glass (no double glazing) with maximum spacing (as reasonably determined by architect & contractor) between mullions at conference room opposite demo room. (frames & glass) F & I glass in lobby wall ($1,200 allowance).

Use existing (88) dove grey mail slots (include 8 larger ones).

F & I 9 12"d laminate shelf w/reverse corbels & backsplash in copy/storage behind reception.

Tenant to pay for cabinets at storage & server rooms as well as assistant's desk outside Errol's office.

GC to install dishwasher, refrigerator and microwave supplied by tenant.

F & I bldg. Std. Garbage disposal and under-counter hot water heater.

F & I toilets.

F & I lavatory and faucets as indicated.

F & I paper towel dispenser/waste receptacle.

F & I toilet paper and seat cover dispenser with sanitary disposal.

F & I grab bars at 33" centerline, aff.

F & I mirrors above splash, length of counter.

Install new one hour corridor as indicated.

POWER AND COMMUNICATIONS

Provide two separate circuit quadruplex outlets (110v/20a) with isolated grounds, for tenant's telephone and computer equipment.

Provide one quad. One duplex and one combo (phone/data), one phone outlet in executive offices.

Provide two duplex and one combo (phone/data) outlet in all other offices.

Provide one quadruplex and one combo (phone/data) outlet in all open offices.

Provide 3/4" conduit stub-up 6" above ceiling for all communications outlets.

Re-use existing 3" home run conduit from building telephone closet to tenants equipment.

F & I doorbell/buzzer at front and back door per plan.

Provide 12 additional duplexes throughout.

Install and provide power to tenant-provided projector. Provide 220 volts in each lab area at racks.

Provide 20 additional separate circuit outlets (110v/20a) for copiers, file server and lunchroom equipment.

Furnish and install flush floor outlet with quadruplex electrical and combo (phone/data) outlet for main conference room.

Contractor to connect furniture panel whip to electrical. Furniture vendor to provide whip.

Provide four feet of lead for buzzer release attach to underside of reception desk after furniture installation.

Contractor to inspect and verify that the existing electrical panel(s) will accommodate the electrical requirements per plan.

Budget to include additional panel (if required) at required size and all associated costs.

Landlord to provide conduit only for all phone and data lines. 3 per 20 amp circuit per each 3 cubes will be provided.

All electrical engineering to be design-build by contractor.

REFLECTED CEILING

Existing ceiling grid and tile to remain. Patch and repair grid. Relocate or replace tiles as required to maintain a consistent overall look and meet code. Replace damaged/missing ceiling tiles and locate all same color tiles in the same space (or office) as required. Add new ceiling to match and align with existing as required for consistent overall look.

F & I new building standard 2 x 4 fluorescent fixtures as required.

Relocate, repair or replace existing 2 x 4 fluorescent fixtures to maintain an overall new look and meet current code.

F & I 16 new low voltage adjustable, recessed downlights in reception and conference room. (install in center of tile, u.o.n.)

F & I new or relocate existing thermostats as required. Install close to door openings; do not install in center of wall.

Provide alternate switching or sensors on fluorescent fixtures as required by code.

Night lights to be on 24-hour circuit. Connect to building emergency back-up system or f & i new fixture with battery back-up unit.

Exit signs to be connected to emergency back-up system or f & i new fixture with battery unit.

F & I building standard exit signs as required.

Relocate existing exit signs as required.

Remove existing exit signs as required.

Rework existing sprinklers as required per new wall layout and current code. Engineering to be design build by contractor.

F & I additional hvac zones if required.

Engineering and installation by building recommended sub-contractor.

FINISHES

Install building standard vct in labs, storage, utility and lunchrooms.

Building standard carpet (centerpoint) throughout where specified including expansion area. Anti-static carpet in demo room.

Landlord will agree to F & I building standard carpet or vct (or a combination of both) at a later date in expansion area on this floor.

                                   EXHIBIT "D"

                              RULES AND REGULATIONS

        1. The sidewalks, halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways of the Building shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Building.

        2. No sign, placard, picture, name, advertisement or notice visible from the exterior of Tenant's Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord in its sole and absolute discretion. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building on the office floors. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord. Material visible from outside the Building will not be permitted.

        3. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of food and beverage vending machines and Underwriters' Laboratory approved microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable Laws. No food or drink shall be permitted in the common areas of the Project without the express approval of Landlord. Food or drink shall never be permitted in the common areas of any building. Tenant shall be responsible for any damage to the improvements in any building due to food or drink spillage. If the Premises or any portion of the Project shall become infected with vermin as a result of Tenant's violation of the foregoing, Tenant, at its sole cost and expense, shall cause the same to be exterminated as may be required by contractors approved by Landlord.

        4. Tenant shall not employ any person or persons other than Landlord's janitorial service for the purpose of cleaning the Premises, unless otherwise specifically approved by Landlord. No person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 9:30 P.M. unless, by prior arrangement with Landlord, service is extended to a later hour for specifically designated rooms.

        5. Landlord will furnish Tenant free of charge two keys to each door lock in its Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any keys made. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of its Premises without the prior consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to Tenant.

        6. The freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other properly brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done



                              EXHIBIT "D" - PAGE 1
to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.

        7. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, or use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul, noxious or hazardous gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein. No pets shall be kept in the Premises.

        8. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building and/or Project.

        9. Landlord reserves the right to exclude from the Building and/or Project between the hours of 6 P.M. and 7 A.M. and at all hours on Saturdays, Sundays and legal holidays any person who does not present a proper access card or other identification as a tenant or an employee of a tenant, or who does not otherwise present proper authorization by a tenant for access to its premises. Tenant shall be responsible for all persons for whom it authorizes access and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or Project of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building and/or Project during the continuance of the same by such action as Landlord may deem appropriate.

        10. The directory of the Building will be provided for the display of the name and location of Tenant, and Landlord reserves the right to exclude any other names therefrom. Any additional name which Tenant desires to have added to the directory shall be subject to Landlord's approval and may be subject to a charge therefor.

        11. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any exterior window in the Building other than Building standard window coverings.

        12. Messenger services and suppliers of bottled water, food, beverages, and other products or services shall be subject to such reasonable regulations as may be adopted by Landlord. Landlord may establish a central receiving station in the Building for delivery and pick-up by all messenger services, and may limit delivery and pick-up at Tenant's Premises to Building personnel.

        13. Tenant shall see that the doors of its Premises are closed and locked and that all water faucets or apparatus, cooking facilities and office equipment (excluding office equipment required to be operative at all times) are shut off before Tenant or its employees leave the Premises at night, so as to prevent waste or damage, and for any default or carelessness in this regard, Tenant shall be responsible for any damage sustained by other tenants or occupants of the Building or Landlord. If the Premises is located in whole or part on a multipletenancy floor, Tenant shall keep the doors to its Premises and Building corridors closed at all times except for ingress and egress.

        14. The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

        15. Tenant shall not sell, or permit the retail sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on, or permit

                              EXHIBIT "D" - PAGE 2
or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or any business or activity other than that specifically provided for in the Lease.

        16. Tenant shall not install any antenna, loudspeaker, or other device on the roof or exterior walls of the Building.

        17. In order to ensure more orderly and efficient parking at the Project, Tenant shall within ten (10) days after request by Landlord deliver to Landlord a written list of all of Tenant's full and part-time employees and independent contractors, which list shall include the make, model, year, color and license plate number of each such person's vehicle(s). In addition, if Landlord determines that Tenant and its officers, directors, employees, and agents are using more parking spaces than are allotted to Tenant under the Basic Lease Information, Landlord may require Tenant, at Tenant's expense, to locate off-site parking for such persons (to the extent they exceed Tenant's allotment), and to implement an off-site parking plan reasonably acceptable to Tenant, which plan shall if necessary include a shuttle service. No motorcycles or motor scooters shall be parked or stored anywhere in the Project other than in the designated areas therefor in the Common Areas of the Project, and no bicycles may be parked or stored anywhere in the Building other than in facilities provided therefor in the Common Areas of the Project.

        18. Neither Tenant nor its invitees shall use in any portion of the Building, any hand trucks or other material handling equipment except those equipped with rubber tires and side guards.

        19. Tenant shall store its refuse within its Premises. No material shall be placed in the refuse boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of refuse in the municipality having jurisdiction over the Premises without being in violation of any law or ordinance governing such disposal. All refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

        20. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

        21. The requirements of Tenant will be attended to only upon application by telephone or in person at the office of the Project. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

        22. Smoking shall be prohibited within the building and shall be permitted within the exterior areas of the Project only in locations designated by Landlord.

        23. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

        24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

        25. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Project and/or Building, and for the preservation of good order therein.


                              EXHIBIT "D" - PAGE 3

                                   EXHIBIT "F"

                                FURNITURE SYSTEMS



                                   EXHIBIT "F"

                         FIRST AMENDMENT TO OFFICE LEASE

        THIS FIRST AMENDMENT TO OFFICE LEASE ("Amendment") is entered as of March 22, 2000 by and between Malibu Canyon Office Partners, LLC, a California limited liability company ("Landlord"), and Ixia, a California corporation (formerly known as Ixia Communications, Inc., a California corporation) ("Tenant"), with reference to the following facts:

                                 R E C I T A L S

A. Landlord and Tenant previously entered into that certain Office Lease dated November 5, 1999 (the "Lease") pursuant to which Tenant leased from Landlord certain Premises comprising a portion of the Building commonly known as 26601 W. Agoura Road, Calabasas, CA 91302 (the "Premises");

B. Tenant desires to expand the Premises to include the entirety of the aforementioned Building, and Landlord is willing to lease such additional space to Tenant subject to and as provided for in this Amendment; and

C. Landlord and Tenant desire to modify the Lease as provided in this Amendment,

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

                                A G R E E M E N T


4. Expansion Premises. From and after the "Expansion Premises Commencement Date" (as defined in Section 2 below), the Premises leased to Tenant pursuant to the Lease shall for all purposes be deemed to include that certain space (the "Expansion Premises") located on the third (3rd) floor of the Building, as more particularly described in Exhibit "A" attached hereto and incorporated by this reference herein. The Expansion Premises is agreed by the parties to contain twenty thousand square feet of Rentable Area. The entire Premises (after giving effect to the Expansion Premises and the initial "Must Take Space" under Section 41 of the Lease) is agreed by the parties to contain forty-five thousand (45,000) square feet of Rentable Area in the Building. With the exception of the Tenant Improvements provided for in Section 6 below, the Expansion Premises shall be leased on an entirely "AS IS" basis, Tenant hereby agreeing that Tenant has thoroughly inspected the Expansion Premises and is completely satisfied with the condition of the same. Therefore, except as specifically provided in Section 6 below, Tenant shall accept the Expansion Premises without Landlord having any obligation for the improvement or alteration thereof.

5. Expansion Premises Commencement Date. The term of Tenant's lease of the Expansion Premises under the Lease shall commence on June 1, 2000 (the "Expansion Space Commencement Date"), and shall be for a term co-terminus with the Lease Term (after giving effect to the extension under Section 9 below)).

6. Base Rent; Percentage Share. Commencing upon the Expansion Premises Commencement Date, (i) the Base Rent payable by Tenant for the entire Premises (ie the original Premises, the initial Must Take Space and the Expansion Premises) shall be one and 50/100 dollars ($1.50) per month for each square foot of Rentable Area contained in the Premises and (ii) Tenant's Percentage Share of Building Operating Expenses and Building Tax Expenses shall be one hundred percent (100%). Tenant's Percentage Share of Operating Expenses attributable to any restaurant, fitness center or similar amenities shall continue to be calculated as provided in Section 1(j) of the Lease.

7. Security Deposit. Concurrently with its execution of this Amendment, Tenant shall deposit an additional Security Deposit with Landlord in the amount of two hundred twenty-five thousand dollars ($225,000.00) (the "Additional Security Deposit"), which amount equals three (3) months" Base Rent for the entire Premises (including all Must Take Space). That portion, if any, of the Additional Security Deposit which has not been applied by Landlord in accordance with the Lease shall earn interest at the rate of six percent (6%) per annum; provided, however, that upon any default by Tenant (including any matter which would constitute a default either with the passage of time or the giving of notice), (i) such interest shall immediately cease to accrue and (ii) any interest previously earned shall automatically be forfeited by Tenant (ie deemed not to have accrued). Landlord will refund the Additional Security Deposit, together with accrued interest thereon, if any, (to the extent not previously applied by Landlord in accordance with the Lease) to Tenant upon the completion of an initial public offering of Tenant's stock on either the New York Stock Exchange or the National Association of Securities Dealers Exchange if, and only if, such initial public offering generates immediately available cash to Tenant of forty million dollars ($40,000,000.00) or more (excluding debt or debt instruments); provided, that Landlord shall have no obligation to refund any portion of the Additional Security Deposit if a default (including any matter which would constitute a default either with the passage of time or the giving of notice) by Tenant has occurred. If Landlord is entitled to apply any portion of Tenant's Security Deposit under the Lease, Landlord may apply Tenant's Additional Security Deposit before applying the original Security Deposit previously made by Tenant. Except for Landlord's obligation, if any, to pay interest on and to otherwise refund the Additional Security Deposit as provided in this Amendment, the Additional Security Deposit shall be governed by the provisions of
        Section 29 of the Lease.

8. Parking. Commencing upon the Expansion Premises Commencement Date and in addition to any parking allocated to Tenant in Section 35 of the original Lease, Tenant shall be entitled, at no additional cost to Tenant, to three point eight (3.8) non-exclusive surface parking spaces for each one thousand square feet of Usable Area located within the Expansion Premises, plus two (2) additional subterranean parking spaces located in such areas of the Building as Landlord may from time to time designate. Subject to availability, as from time to time determined by Landlord in its sole and absolute discretion, Tenant may also lease (i) fifteen reserved subterranean parking spaces, at a rate of sixty-five dollars ($65.00) per month per space, to be located in such areas of the Building as Landlord may from time to time designate, and (ii) nineteen
        (19) non-exclusive surface parking spaces, at no additional charge to Tenant, to be located in the northwest corner of the Project, as more particularly shown in Exhibit "B" attached hereto and incorporated by this reference herein. Any parking space described in clause (ii) of the preceding sentence which is not used by Tenant during normal business hours shall, at Landlord's option after one (1) business day's notice to Tenant, be forfeited by Tenant. In addition to the monthly parking fees, if any, provided for in the Lease, Tenant shall also pay to Landlord the following sums for each subterranean parking card provided to Tenant:
        (i) a ten dollar ($10.00) security deposit and (ii) a fifteen dollar ($15.00) non-refundable programming fee, in each case on a per card basis. Landlord shall refund the aforementioned per card security deposit to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) for each card that Tenant returns to Landlord (in good working condition) at the expiration of the Term hereof; provided that (i) Tenant must have vacated the Premises and (ii) Landlord may retain said security deposit to the extent that the Security Deposit received by Landlord under the Lease is not sufficient to pay any rent or other sums owing to Landlord under this Lease. Tenant shall deliver the aforementioned security deposit and programming fee to Landlord concurrently with its request for subterranean parking, unless this Lease initially provides for subterranean parking, in which case Tenant shall deliver such sums concurrently with its execution of this Lease. Except as expressly provided in this Section 5 to the contrary, any parking spaces allocated to Tenant under this Amendment shall be subject to the terms and provisions of Section 35 of the Lease.

9. Tenant Improvements. Landlord, at Tenant's sole cost and expense but subject to the "Landlord's Contribution" (as such term is defined below), shall improve the Expansion Premises, the "Second Must Take Space" (as defined in Section 10 below) and the interior non-structural portions of the Building not previously occupied by Tenant consistent with space plans and working drawings to be prepared by Tenant and approved by Landlord in accordance with Section 8 of the Lease (said improvements are hereinafter referred to as the "Tenant Improvements"). Landlord shall have the right to reasonably approve or disapprove Tenant's space planner and/or architect. Tenant shall also pay The Johnston Group, an affiliate of Landlord, a construction administration fee in an amount equal to ten percent (10%) of the total costs of design and construction of the Tenant Improvements. Landlord and Tenant acknowledge and agree that the Tenant Improvements may be completed in one (1) or more phases, and that Tenant may present Landlord with additional sets of space plans and working drawings with respect to each such phase; provided, however, that all Tenant Improvements shall be completed on or before May 31, 2002. Landlord shall contribute up to four hundred thirty-three thousand dollars ($433,000.00) (the "Landlord's Contribution") solely towards (i) Tenant's reasonable, actual and verifiable costs for the space plans and working drawings for the Tenant Improvements as described above and (ii) the construction costs, including permit costs and the aforementioned construction administrative fee, for the Tenant Improvements, but excluding Tenant's telephone, computer, and data systems, furniture, or other personal improvements desired by Tenant. Landlord shall have no obligation to pay for design or construction costs of the Tenant Improvements or for construction administration fees to the extent the same exceed the Landlord's Contribution as set forth above. If Landlord estimates that the costs of Tenant Improvements (including the aforementioned construction administration fees) will, in the aggregate, exceed the Landlord's Contribution, Tenant shall pay such estimated overage to Landlord prior to commencement of construction of the pending or proposed phase of Tenant Improvements. Tenant shall not be entitled to any credit, offset or refund if Landlord is able to construct the Tenant Improvements described in the approved space plans and/or working drawings for less than the Landlord's Contribution, or if the Tenant Improvements are not completed by May 31, 2002. Subject to Force Majeure Events, Landlord shall use its best efforts to complete construction of the initial phase of the Tenant improvements within sixty (60) days following the date on which Tenant provides Landlord with a permit permitting Landlord to commence construction of all aspects of such Tenant Improvements. Tenant's initial set of space plans and/or working drawings for the Tenant Improvements shall provide for material improvements to all of the Building's lobbies, the Building's second
        (2nd) and third (3rd) floor corridors, the bathrooms contained in what was previously "Common Area" of the Building (ie without giving effect to the addition to the Premises of the Expansion Space), and the elevator cabs of the Building. All permits shall be processed and obtained by Tenant.

10. Sublease of Expansion Space. The original Tenant hereunder may sublet all or any portions of the third (3rd) floor of the Building leased by Tenant subject to the restrictions contained in Section 15(g) of the Lease applicable to the six thousand (6,000) square feet of Rentable Area of the original Premises which the original Tenant may sublease without the Landlord's consent; provided, however that the term(s) of any such sublease (including option periods) may be up to twenty-four
        (24) months from the Expansion Space Commencement Date as opposed to the eighteen (18) month limitation established in said Section 15(g) of the Lease.

11. Signage. In addition to Tenant's existing signage rights under the Lease, Tenant may install non-exclusive freeway facing Building signage identifying Tenant's business name. Tenant shall also have the exclusive right to place its business name on the existing monument sign located in front of, or immediately adjacent to, the Building; provided, however, that Tenant may upon thirty (30) days" notice to Landlord place on said monument sign the business name of up to two (2) subtenants occupying space in the Building in accordance with the Lease. The signage rights granted in this Section 8 shall commence upon the Expansion Space Commencement Date, and shall automatically terminate if placement of said signage is not completed within one (1) year following the Expansion Space Commencement Date. All such signage, including, without limitation, the size, dimensions, color and location thereof, shall (i) be subject to Landlord's prior approval, (ii) conform to Building standards from time to time adopted by Landlord and (iii) and comply in all respects with all applicable Laws. Tenant shall pay all costs and expenses associated with placement of the signage described in this Section 8.

12. Commencement Date for Initial Premises; Initial Must Take Space Commencement Date; Extension of Term. Landlord and Tenant agree that (i) the "Commencement Date" for the initial Premises under the Lease will be March 27, 2000, (ii) the "Must Take Space Commencement Date" under
        Section 41 of the Lease shall be no later than July 1, 2000 and (iii) the Expiration Date of the Term of the Lease for the entire Premises is hereby extended to and including May 31, 2007.

13. Second Must Take Space. On December 1, 2000 (the "Second Must Take Space Commencement Date"), the Premises leased to Tenant shall be increased to include the Rentable Area identified on Exhibit "A" as the "Second Must Take Space" (the "Second Must Take Space"), which the parties agree contains five thousand square feet of Rentable Area. Following the Second Must Take Space Commencement Date, Tenant's use and occupancy of the Second Must Take Space shall be for a term co-terminus with the Lease Term (after giving effect to the extension of the Term under Section 9 above), and shall otherwise be subject to all applicable terms and conditions of this Lease; provided, however, that Landlord shall have no obligation to improve the Second Must Take Space beyond the improvements to be constructed pursuant to Section 6 above. Tenant shall not be required to pay Base Rent for the Second Must Take Space until the Second Must Take Space Commencement Date or such earlier date on which Tenant commences to occupy any portion of the Second Must Take Space, at which time Tenant's Base Rent and other matters in this Lease pertaining to the amount of Rentable Area contained within the Premises shall be adjusted accordingly, as reasonably determined by Landlord.

14. Existing Expansion Rights. Tenant's rights under Section 42 of the Lease are hereby deleted in their entirety, and shall be of no further force or effect.

15. Telecommunications Services; Business Loss. Landlord shall have no obligation or liability whatsoever to Tenant in connection with any telecommunications or similar services which Tenant receives from others, notwithstanding the fact that Landlord may have (i) introduced the provider or facilitator thereof to Tenant or (ii) a preexisting or affiliate relationship with such provider or facilitator, and Tenant hereby waives any and all claims against Landlord with respect thereto. Under no circumstances will Landlord be liable to Tenant for damages to Tenant's business or loss of income therefrom.

16. Other Terms of Occupancy. Except as expressly provided in this Amendment to the contrary, Tenant's occupancy of the Expansion Premises and Second Must Take Space shall be subject to all of the terms and conditions contained in the Lease, including, without limitation, payment of and escalations to Base Rent, Building Operating

        Expenses and Building Tax Expenses based upon the addition to the Premises of the Expansion Premises and the Second Must Take Space.

17.     Miscellaneous.

        a. Landlord and Tenant acknowledge and agree that this Amendment is subject to Landlord's receiving from its mortgagee(s) approval of all of the terms contained herein.

        b. The terms used herein shall have the same meaning as those defined in the Lease unless expressly contradicted in this Amendment.


        c. The submission of the Amendment is only an invitation to deal and shall not be deemed an offer by Landlord. Only a fully executed and delivered Amendment shall bind the parties hereto.

        d. In the event of a conflict between the provisions of this Amendment and those of the Lease, the provisions of this Amendment shall control. Except for purposes of determining whether a conflict exists between the Lease and this Amendment, the term "Lease" as used herein shall include the provisions of this Amendment. The Lease and this Amendment are deemed to have been jointly prepared by the parties, and shall not be interpreted against any party as drafter.

        e. Except as expressly provided herein, all of the terms and provisions contained in the Lease remain unmodified.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.


"TENANT"                                       "LANDLORD"
IXIA, a California corporation (formerly
known as IXIA COMMUNICATIONS, INC., a          MALIBU CANYON OFFICE PARTNERS,
California corporation)                        LLC, a California limited
                                               liability company

                                               By:  MB Real Estate, Inc.,
By:    /s/ Errol Ginsberg                           a California corporation,
   ----------------------------------------         Managing Member

Print Name:    Errol Ginsberg                       By:  /s/ Calvin H. Johnston
           --------------------------------             ------------------------
                                                         Calvin H. Johnston,
Its:           President                                 President
    ---------------------------------------

By:     /s/ Thomas Miller
   ----------------------------------------

Print Name:    Thomas Miller
           --------------------------------

Its:    Chief Financial Officer
    ---------------------------------------



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